For further information: Michele Lopiccolo, VP, Investor Relations Phone 601/339-2816, Fax 601/339-2388 mlopicc@entergy.com

INVESTOR NEWS

Exhibit 99.1

January 31, 2006

ENTERGY REPORTS FOURTH QUARTER EARNINGS

CLINTON, MISS - Entergy Corporation reported fourth quarter 2005 earnings of $0.43 per share on an as-reported basis and $0.59 per share on an operational basis, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.
Table 1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2005 vs. 2004
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
As-Reported Earnings	0.43	0.68	(0.25)	4.19	3.93	0.26
Less Special Items	(0.16)	0.18	(0.34)	(0.21)	0.13	(0.34)
Operational Earnings	0.59	0.50	0.09	4.40	3.80	0.60
Weather Impact	0.05	-	0.05	0.10	(0.11)	0.21

Operational Earnings Highlights for Fourth Quarter 2005

  Utility, Parent & Other continued to be negatively affected by two hurricanes resulting in lower sales primarily in the industrial sector partially offset by lower operation and maintenance expense.
  Entergy Nuclear results increased as the result of higher generation due to uprates and fewer planned outages during the current quarter, higher pricing, lower operation and maintenance expense and accretion.
  Entergy's non-nuclear wholesale assets business had improved results due to the sale of SO2 allowances.

"The post-hurricane rebuilding process continues with marked progress being advanced at various levels," said J. Wayne Leonard, Entergy's chief executive officer. "Entergy continues to conduct its business with the goal of providing a safe environment for our employees, a high level of service to our customers, and top quartile returns to our shareholders."

Other Quarterly Highlights:

  Entergy completed key elements of its financing plan including the issuance of $0.5 billion of new debt financing, the syndication of a new $1.5 billion corporate revolver and the successful marketing of $0.5 billion of equity units.
  Filings for recovery of storm costs were made in two jurisdictions with updated information on storm costs supplied in a third jurisdiction.
  Entergy Nuclear successfully completed the refueling outage at Vermont Yankee in 19 days.
  New contracts signed at Entergy Nuclear raised the average sold price for its energy by $3-$7 per megawatt hour for the years 2007-2009.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CST on Tuesday, January 31, 2006, with access by telephone, 719-457-2621, confirmation code 3816450. The call and presentation slides can also be accessed via Entergy's web site at www.entergy.com. A replay of the teleconference will be available for the following seven days by dialing 719-457-0820, confirmation code 3816450. The replay will also be available on Entergy's web site at www.entergy.com.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for fourth quarter and year-to-date 2005 versus 2004, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of certain measures)
Fourth Quarter and Year-to-Date 2005 vs. 2004
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
As-Reported
Utility, Parent & Other	-	0.36	(0.36)	2.82	2.86	(0.04)
Entergy Nuclear	0.37	0.22	0.15	1.32	1.06	0.26
Energy Commodity Services
Non-nuclear wholesale assets	0.06	0.25	(0.19)	0.05	0.23	(0.18)
Entergy-Koch Trading	-	(0.21)	0.21	-	(0.35)	0.35
Gulf South Pipeline	-	0.06	(0.06)	-	0.13	(0.13)
Total Energy Commodity Services	0.06	0.10	(0.04)	0.05	0.01	0.04
Consolidated As-Reported Earnings	0.43	0.68	(0.25)	4.19	3.93	0.26

Less Special Items
Utility, Parent & Other	(0.16)	0.07	(0.23)	(0.21)	0.07	(0.28)
Entergy Nuclear	-	-	-	-	-	-
Energy Commodity Services
Non-nuclear wholesale assets	-	0.26	(0.26)	-	0.28	(0.28)
Entergy-Koch Trading	-	(0.21)	0.21	-	(0.35)	0.35
Gulf South Pipeline	-	0.06	(0.06)	-	0.13	(0.13)
Total Energy Commodity Services	-	0.11	(0.11)	-	0.06	(0.06)
Consolidated Special Items	(0.16)	0.18	(0.34)	(0.21)	0.13	(0.34)

Operational
Utility, Parent & Other	0.16	0.29	(0.13)	3.03	2.79	0.24
Entergy Nuclear	0.37	0.22	0.15	1.32	1.06	0.26
Energy Commodity Services
Non-nuclear wholesale assets	0.06	(0.01)	0.07	0.05	(0.05)	0.10
Entergy-Koch Trading	-	-	-	-	-	-
Gulf South Pipeline	-	-	-	-	-	-
Total Energy Commodity Services	0.06	(0.01)	0.07	0.05	(0.05)	0.10
Consolidated Operational Earnings	0.59	0.50	0.09	4.40	3.80	0.60
Weather Impact	0.05	-	0.05	0.10	(0.11)	0.21

Detailed earnings variance analysis is included in appendices B-1 and B-2 to this release. In addition, appendix B-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in fourth quarter 2005 was $361 million compared to $1.2 billion generated in fourth quarter 2004. The decrease was due primarily to:

  The absence in the current period of $503 million in dividends paid by Entergy-Koch, LP following the sales of Entergy-Koch Trading and Gulf South Pipeline.
  Storm spending and lost margins at Utility, Parent & Other due to storms amounting to $309 million.
  Changes in Utility, Parent & Other working capital of approximately $112 million.

The above reductions in net cash flow provided by operating activities were partially offset by higher revenue and lower refueling outage spending at Entergy Nuclear resulting in additional cash flow of $110 million.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Fourth Quarter and Year-to-Date 2005 vs. 2004
(U.S. $ in millions)
	Fourth Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
Utility, Parent & Other (a)	195	717	(522)	935	2,035	(1,100)
Entergy Nuclear	157	(10)	167	551	414	137
Energy Commodity Services	9	509	(500)	(18)	480	(498)
Total Net Cash Flow Provided by Operating Activities	361	1,216	(855)	1,468	2,929	(1,461)

(a) Fourth quarter 2005 and full year 2005 reflect the deconsolidation of Entergy New Orleans; fourth quarter 2004 and full year 2004 have not been revised to reflect the deconsolidation of Entergy New Orleans.

II. Utility, Parent & Other Results

In fourth quarter 2005, Utility, Parent & Other had no earnings on an as-reported basis and $0.16 per share on an operational basis compared to $0.36 per share on an as-reported basis and $0.29 per share in operational earnings in fourth quarter 2004. As-reported 2005 earnings reflect a $(0.16) per share special item resulting from the planned sale of the competitive retail business in Texas, comprised of a $(0.12) impairment reserve and $(0.04) per share operating loss in this non-core business, with these amounts being reflected as discontinued operations in the financial statements.

Entergy New Orleans, Inc. (ENOI) results for the quarter are included in Utility, Parent & Other as-reported and operational earnings. However, ENOI is de-consolidated for fourth quarter 2005 reporting purposes as explained in Appendix A of this release. Accordingly, revenue and expense explanations that follow exclude the revenues and expenses of ENOI. Earnings in fourth quarter 2005, exclusive of ENOI, reflect:

  Hurricane related outages which were extended due to significant customer property damage and longer lead times for restoration, both of which reduced overall customer usage and revenues.
  Materially lower industrial usage, particularly in chemical and refining sectors, due to industry concentration along the hurricane-stricken gulf coast.
  Lower operation and maintenance expense due to timing differences in spending anticipated in late 2005, and to a lesser extent, resources normally dedicated to operation and maintenance tasks being shifted to storm restoration work.

ENOI results for fourth quarter 2005 reflect a loss of $(0.08) per share, compared to a loss of $(0.02) per share one year ago. The decrease, due to outages caused by Hurricane Katrina, reflects $44 million of lower net revenue compared to one year ago with reduced operation and maintenance expense and lower interest expense partially offsetting the impact of lower revenues.

Electricity usage excluding ENOI, in gigawatt-hour sales by customer segment, is included in Table 4. Current quarter sales reflect the following:

  Residential sales in fourth quarter 2005, on a weather-adjusted basis, were down 2 percent compared to fourth quarter 2004.
  Commercial and governmental sales, on a weather-adjusted basis, were down 4 percent.
  Industrial sales, after adjusting for the planned loss of one customer to cogeneration, experienced a decrease of more than 12 percent in fourth quarter 2005 compared to the same period a year ago.

Weather-adjusted sales usage was lower in the current period due primarily to customer outages in all customer classes caused by two major hurricanes during third quarter 2005. The significant decline in the industrial sector in fourth quarter reflects the storm-related impact that was concentrated in the chemical and refining sectors which made up more than 50 percent of Entergy's industrial sales in 2005. One large chemical customer in Louisiana will not return to service while three others affected by the storms will remain out of service in the near-term. High gas prices have placed some strain on the chemical and paper sectors, but large scale disruptions have not been experienced to date.

For the year 2005, Utility, Parent & Other earned $2.82 per share on an as-reported basis, compared with $2.86 per share for 2004. Operational earnings in 2005 were $3.03 per share compared to $2.79 per share for 2004. The higher operational earnings in 2005 were due primarily to warmer-than-normal weather and the impact of accretion, both of which offset the negative effects of the storms on Utility, Parent & Other results.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures excluding Entergy New Orleans
Fourth Quarter and Year-to-Date 2005 vs. 2004 (see appendix G for definitions of measures)
	Fourth Quarter				Year-to-Date
	2005	2004	% Change	% Weather Adjusted	2005	2004	% Change	% Weather Adjusted
GWh billed
Residential	7,212	7,010	2.9%	-2.1%	31,569	30,757	2.6%	-1.1%
Commercial and governmental	6,277	6,428	-2.3%	-3.9%	25,969	25,695	1.1%	-0.5%
Industrial	8,778	10,268	-14.5%	-14.5%	37,615	39,718	-5.3%	-5.3%
Total Retail Sales	22,267	23,706	-6.1%	-8.0%	95,153	96,170	-1.1%	-2.7%
Wholesale	1,549	1,795	-13.7%		7,435	8,599	-13.5%
Total Sales	23,816	25,501	-6.6%		102,588	104,769	-2.1%
O&M expense	$17.43	$17.19	1.4%		$15.06	$14.64	2.9%
Number of retail customers
Residential					2,111,421	2,117,444	-0.3%
Commercial and governmental					309,006	314,687	-1.8%
Industrial					39,287	41,674	-5.7%

Appendix C provides information on selected pending local and federal regulatory cases.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Energy Commodity Services. Table 5 provides a summary of Competitive Businesses' capacity and generation sold forward as of the end of the fourth quarter 2005.

Entergy Nuclear has sold 91%, 81%, and 57% of planned generation at average prices per megawatt-hour of $41, $45 and $49, for the years 2006, 2007 and 2008, respectively. Energy Commodity Services has contracted for 25%, 23% and 26% of its planned energy and capacity revenues at average prices per megawatt-hour of $26, $28 and $28, for the same periods.

Table 5: Competitive Businesses Capacity and Generation Sold Forward
2006 through 2010 (see appendix G for definitions of measures)
	2006	2007	2008	2009	2010
Entergy Nuclear (EN)
Energy
Planned TWh of generation	35	34	34	35	34
Percent of EN's planned generation sold forward (b)
Unit-contingent	34%	32%	25%	19%	12%
Unit-contingent with availability guarantees	53%	47%	32%	13%	5%
Firm liquidated damages (LD)	4%	2%	0%	0%	0%
Total	91%	81%	57%	32%	17%
Average contract price per MWh (c)	$41	$45	$49	$54	$45

Capacity
Planned net MW in operation	4,184	4,200	4,200	4,200	4,200
Percent of EN's capacity sold forward
Bundled capacity and energy contracts	12%	12%	12%	12%	12%
Capacity contracts	77%	46%	36%	24%	3%
Total	89%	58%	48%	36%	15%
Average capacity contract price per kW per month	$1.0	$1.1	$1.1	$1.0	$0.9

Blended Capacity and Energy Recap (based on revenues)
Percent of EN's planned energy and capacity sold forward	82%	71%	47%	27%	12%
Average contract revenue per MWh (c)	$42	$46	$50	$55	$46

Energy Commodity Services (ECS)
Capacity
Net MW in operation	1,578	1,578	1,578	1,578	1,578
Percent of ECS's capacity sold forward	33%	29%	29%	19%	17%

Energy
Planned TWh of generation	4	4	4	4	4
Percent of ECS's planned generation sold forward
Unit-contingent	7%	7%	7%	6%	6%
Unit-contingent with availability guarantees	40%	34%	36%	30%	30%
Firm liquidated damages (LD)	0%	0%	0%	0%	0%
Total	47%	41%	43%	36%	36%

Blended Capacity and Energy Recap (based on revenues)
Percent of ECS's planned energy and capacity sold forward	25%	23%	26%	17%	17%
Average contract revenue per MWh	$26	$28	$28	$21	$20

  A portion of EN's total planned generation sold forward for the years 2006-2010 is associated with the Vermont Yankee contract for which pricing may be adjusted.
  Average contract prices exclude potential payments that may be owed under the value sharing agreement with the New York Power Authority.

Entergy Nuclear

Entergy Nuclear (EN) earned $0.37 per share on both as-reported and operational bases in fourth quarter 2005, compared to $0.22 in fourth quarter 2004. In fourth quarter 2005 EN had higher generation resulting from uprates, one planned refueling outage compared to two in fourth quarter 2004, and higher contract pricing. In addition, operation and maintenance expense decreased quarter to quarter due primarily to timing. Also, accretion impacted EN's earnings during the current period.

For the year 2005, Entergy Nuclear earned $1.32 per share on both an as-reported and operational bases, compared with $1.06 per share for 2004. The increase in 2005 earnings was due primarily to increased revenue from higher contract pricing and higher generation due to fewer planned and unplanned outage days, and accretion.

Table 6 provides a comparative summary of EN's operational performance measures.
Table 6: Entergy Nuclear Operational Performance Measures
Fourth Quarter and Year-to-Date 2005 vs. 2004 (see appendix G for definitions of measures)
	Fourth Quarter			Year-to-Date
	2005	2004	% Change	2005	2004	% Change
Net MW in operation	4,105	4,058	1%	4,105	4,058	1%
Average realized price per MWh	$42.75	$40.69	5%	$42.39	$41.26	3%
Production cost per MWh	$19.48	$22.28	-13%	$19.39	$20.16	-4%
Generation in GWh	8,643	7,567	14%	33,539	32,524	3%
Capacity factor	95%	85%	12%	93%	92%	1%
Refueling outage days:
FitzPatrick (d)	-	24		-	30
Indian Point 2	-	31		-	31
Indian Point 3	-	-		27	-
Pilgrim	-	-		25	-
Vermont Yankee	19	-		19	30

(d) The planned refueling outage at FitzPatrick began in September 2004 and was completed in fourth quarter 2004 in a total of 30 days.

Energy Commodity Services

Fourth quarter 2005 results for Energy Commodity Services (ECS) include only earnings from Entergy's non-nuclear wholesale assets business. ECS as-reported results in fourth quarter 2004 included earnings from both the non-nuclear wholesale assets business and Entergy-Koch, LP (EKLP).

As-reported results for ECS in fourth quarter 2005 were $0.06 per share compared to $0.10 per share in fourth quarter 2004. As-reported results in the current period reflect the absence of a $(0.15) loss in fourth quarter 2004 incurred by EKLP. The trading and pipeline businesses of EKLP were sold in late 2004. Operational results for ECS were also $0.06 per share in fourth quarter 2005 compared to a loss of $(0.01) per share on an operational basis one year ago. The earnings in the current period reflect the sale of SO2 allowances during fourth quarter.

For the year 2005, ECS earned $0.05 per share on both as-reported and operational bases, compared with $0.01 per share in as-reported earnings and an operational loss of $(0.05) per share in 2004. The higher operational results in 2005 were due primarily to the sales of SO2 allowances at various times during the year.

IV. Earnings Guidance

Entergy is initiating as-reported earnings guidance for 2006 in the range of $4.78 to $5.08 per share; 2006 operational earnings guidance is $4.50 to $4.80 per share. Earnings guidance ranges exclude Entergy New Orleans given the uncertainty that remains for this business as it works toward emerging from bankruptcy. During 2006, actual results for Entergy New Orleans will be separately identified as a special item for earnings release purposes.

Guidance ranges for 2006 are detailed in Table 7 and are based on the following key assumptions:

Utility, Parent & Other

  Normal weather
  Sales growth of approximately 4%, weighted in the months September - December 2006 due to absence of 2005 hurricane effect
  Non-storm related rate actions, including carryover effects of 2005 rate actions and 2006 rate action for Attala
  Increased non-fuel operation and maintenance expense, including effects of inflation, benefits costs, supply plan, and Independent Coordinator of Transmission implementation along with the absence of 2005 offsets relating to storm restoration work
  Increased interest expense from higher financing requirements

Entergy Nuclear

  35 TWh of total output, reflecting an approximate 94% capacity factor, including 30 day refueling outages at Indian Point 2 (spring 2006) and FitzPatrick (fall 2006) and implementation of 95 MW uprate at Vermont Yankee at end of first quarter 2006
  91% energy sold under existing contracts; 9% sold into the spot market
  $41/MWh average energy contract price, average price of $83/MWh for unsold energy based on published market prices in January 2006
  $20.50/MWh non-fuel operation and maintenance expense reflecting inflation and higher benefits expense; $19/MWh production cost
  Increased interest expense due to increased collateral requirements driven by higher market prices
  Increased depreciation and other expenses

Non-Nuclear Wholesale Assets

  Reduced sales of emissions allowances
  Increased year over year losses from non-nuclear wholesale assets

Special Items

  Receipt of additional proceeds from the 2004 sale of EKLP and recognition of gain contingency
  Absence of 2005 results from discontinued competitive retail operation (a 2006 estimate is not presented as ultimate amount depends on timing of sale)

Share Repurchase Program

  The share repurchase program remains suspended following the hurricanes through the end of 2006, resulting in end of year fully diluted shares outstanding of approximately 213 million

The above assumptions assume no regulatory disallowances are ordered by retail regulators for $1.5 billion storm restoration costs ($0.8 billion capital, $0.7 billion regulatory assets). Any such disallowances would be shown as special items.

Earnings guidance details are provided in Table 7. This table demonstrates how 2006 results are expected to differ from 2005 based on the quantification of assumptions described above. For presentation simplicity purposes, year-over-year changes are shown as point estimates and are applied to 2005 actuals to compute the 2006 guidance midpoint. Because there is a range of possible outcomes associated with each driver, a range is applied to the calculated guidance midpoints to produce Entergy's guidance ranges for as-reported and operational earnings excluding Entergy New Orleans.
Table 7. 2006 Earnings Per Share Guidance excluding Entergy New Orleans
(Per share in U.S. $)
Segment	Description of Drivers	2005 Earnings per Share	Expected Change	2006 Guidance Midpoint	2006 Guidance Range

Utility, Parent & Other	2005 Operational Earnings per Share	3.03
	Adjustment to normalize weather		(0.10)
	Increased revenue due to non-storm rate actions and sales growth		0.50
	Increased non-fuel O&M expense		(0.25)
	Increased interest expense		(0.10)
	Other		(0.03)
	Subtotal	3.03	0.02	3.05

Entergy Nuclear	2005 Operational Earnings per Share	1.32
	Higher contract and market energy pricing		0.42
	Increased generation from uprates and fewer outages		0.10
	Increased non-fuel O&M expense		(0.10)
	Increased interest expense		(0.05)
	Increased depreciation and other		(0.09)
	Subtotal	1.32	0.28	1.60

Non-Nuclear Wholesale Assets	2005 Operational Earnings per Share	0.05
	Reduced sales of emissions allowances		(0.04)
	Increased losses from non-nuclear wholesale assets		(0.01)
	Subtotal	0.05	(0.05)	0.00

Consolidated Operational	2005 Operational Earnings per Share	4.40
	Changes detailed above		0.25
	2006 Operational Earnings per Share	4.40	0.25	4.65	4.50 - 4.80

Consolidated As-Reported	2005 As Reported Earnings per Share	4.19
	Changes detailed above		0.25
	Special items:
	2006 Gain on sale of Entergy-Koch, LP		0.28
	2005 results from discontinued competitive retail operation, including impairment loss		0.21
	2006 As-Reported Earnings per Share	4.19	0.74	4.93	4.78 - 5.08

Earnings guidance should be considered in association with earnings sensitivities as shown in Table 8. These sensitivities illustrate the estimated change in operational earnings resulting from changes in various revenue and expense drivers. Utility sales growth is expected to be the most significant driver of results in 2006 for Utility, Parent & Other due to normal growth in customer usage and the recovery of some portion of load impacted by hurricanes. At Entergy Nuclear, energy prices are expected to be the most significant driver of results in 2006, given the size of EN's unsold position. In 2005, Entergy modified its contracting strategy to provide the flexibility to retain a larger unsold position. This modification provides EN the opportunity to capture higher spot market prices while also increasing volatility of expected results. Estimated annual impacts shown in the Table 8 are intended to be indicative rather than precise guidance.

Table 8: Earnings Sensitivities excluding Entergy New Orleans
(Per share in U.S. $)
Variable	2006 Guidance Assumption	Description of Change	Estimated Annual Impact

Utility, Parent & Other
Sales growth Residential Commercial/Governmental Industrial Total	Approximately 4% total sales growth weighted in Sept.-Dec. 2006	1% change in Residential MWh sold 1% change in Comm/Govt MWh sold 1% change in Industrial MWh sold 1% change in Total MWh sold	- / + 0.04 - / + 0.03 - / + 0.03 - / + 0.10
Extended outages for Entergy Louisiana customers	31,000 customers of Entergy Louisiana	10,000 return to service	n/a / + 0.03
Rate base	Stable rate base	$100 million change in rate base	- / + 0.02
Return on equity	See Appendix C	1% change in allowed ROE	- / + 0.28
Interest expense	Additional $550M average debt at 6% average interest rate	$100M change in debt	- / + 0.02
Entergy Nuclear
Capacity factor	94% capacity factor	1% change in capacity factor	- / + 0.04
Energy price	9% energy unsold at $83/MWh in 2006	$10/MWh change for unsold energy	- / + 0.09
Non-fuel operation and maintenance expense	$20.50/MWh non-fuel operation and maintenance expense	$1 change per MWh	- / + 0.10
Outage (lost revenue only)	94% capacity factor, including refueling outages at Indian Point 2 and J.A. FitzPatrick	1,000 MW plant for 10 days at average portfolio energy price of $41/MWh for sold and $83/MWh for unsold volumes in 2006	- 0.03 / n/a

  Based on 2005 average fully diluted shares of approximately 214 million.

V. Forward-looking Financial Data and Aspirations

Entergy continues to focus on resolving challenges and uncertainties brought on by the hurricanes that severely affected its business operations in August and September of 2005. While these issues may affect near-term financial performance, the company's long-term aspirations remain in tact. Specifically, Entergy aspires to deliver average annual earnings per share growth of 5-6%, to achieve a 9% return on invested capital, and to continue to improve the company's overall credit quality over the long-term. The company's ability to achieve these aspirations over time will be based upon a combination of factors which include but are not limited to intrinsic growth, the recovery of storm-related restoration costs, the return of customers and load to portions of the Entergy service territory, and the amount of cash that is available for capital deployment in investments, share repurchases, dividends or debt retirement.

Table 9 provides details on Entergy's projected cash available for capital redeployment for the period 2006 through 2008 excluding Entergy New Orleans. Entergy expects to have $2.3 billion of cash available over this period for several potential uses: investments in new businesses or assets, repayment of debt or equity, or dividend increases. Net cash flow provided by operating activities shown in the table includes the recovery of fuel costs deferred in periods prior to 2006, and revenue enhancement realized at Entergy Nuclear by capturing opportunities through favorable market pricing. Cash flows from other storm recovery initiatives, such as insurance, regulatory rate relief, or federal relief, are not included because they are not known at this time. Sources of cash also include debt that Entergy believes it could issue in association with new investments while maintaining a debt ratio of 50% or less. The amount of additional debt could vary depending upon the type of new investment and the credit market environment. Uses of cash shown on the table reflect current estimates of storm restoration spending and share repurchases based on resumption of the $1.5 billion share repurchase program approved in 2004. The amount of repurchases may vary as a result of material changes in business results or capital spending or material new investment opportunities.

Table 9: Projected Cash Available for Capital Redeployment excluding Entergy New Orleans 2006 through 2008 - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of measures)
($ in billions)		2006-2008

Net cash flow provided by operating activities	7.3
Less:
Net nuclear fuel purchases	(0.4)
Decommissioning trust contributions	(0.4)
Planned capital expenditures	(3.6)
Preferred dividends	(0.1)
Free cash flow		2.8

Common dividends		(1.5)
Net share repurchases (includes repurchases under existing program net of equity units conversion and remaining sale proceeds)		0.2
Additional debt capacity (net of maturities)		0.8
Net Cash Available for New Investment, Debt or Equity Repayment, Dividend Increase		2.3

Appendix E provides details on planned capital expenditures by business, and appendices F-1 and F-2 include summarized schedules of financing authority and debt maturities, respectively.

VI. Appendices

Eight appendices are presented in this section as follows:

  Appendix A includes information on Entergy New Orleans, Inc.'s filing for protection under Chapter 11 of the U.S. Bankruptcy Code.
  Appendix B includes earnings per share variance analyses and details on special items that relate to the current quarter and year-to-date periods.
  Appendix C provides information on selected pending local and federal regulatory cases.
  Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
  Appendix E provides a summary of planned capital expenditures for the next three years.
  Appendix F provides a summary of Entergy Corporation's financing authority and that of its operating subsidiaries as well as a summary schedule of debt maturities by business.
  Appendix G provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
  Appendix H provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

Appendix A provides information on the petition filed by Entergy New Orleans, Inc. for protection under Chapter 11 of the U.S. Bankruptcy Code as well as related activities subsequent to the initial filing.
Appendix A: Entergy New Orleans, Inc. Bankruptcy

Bankruptcy Filing

To protect its customers and ensure continued progress in restoring power and gas service to New Orleans after Hurricane Katrina, on September 23, 2005, Entergy New Orleans, Inc. (ENOI) filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Important decisions were rendered by the bankruptcy court on December 7, 2005 when the court authorized the debtor-in-possession (DIP) financing (described below), approved the priming lien for DIP financing, and ordered that use of insurance proceeds would be determined by ENOI. Numerous motions have been filed with additional motions expected as the bankruptcy proceeding continues. The exclusivity period for filing a final plan of reorganization by ENOI was originally established by the Bankruptcy court as January 23, 2006, but has been extended to April 21, 2006, with solicitation of acceptances of the plan to be completed by June 20. For more information on documents filed in this proceeding go to www.entergy.com/investor_relations/enoi.aspx.

Debtor-in-Possession Financing

Simultaneously with the filing on September 23, 2005, ENOI filed a motion with the Court for "debtor-in-possession" (DIP) financing that contemplated Entergy Corporation making loans up to $200 million to ENOI to address ENOI's current liquidity crisis. These funds were requested to enable ENOI to meet its near-term obligations, including employee wages and benefits, payments under power purchase and gas supply agreements, and its existing efforts to repair and restore the facilities needed to serve its electric and gas customers. On September 26, 2005, the bankruptcy court approved interim DIP financing up to $100 million, and on October 26, 2005 approved ENOI's request for additional interim DIP financing increasing the limit to $200 million. Entergy and ENOI also received approval from the Securities and Exchange Commission (SEC) in December 2005 to increase the interim DIP financing to $200 million. The approvals by the Court and the SEC will allow Entergy Corporation to provide additional funding through DIP financing but such funding will be provided by Entergy Corporation at its discretion.

Accounting

Entergy owns 100 percent of the common stock of ENOI and has, subject to the rules and requirements of Chapter 11 of the U.S. Bankruptcy Code, continued to supply operating management to ENOI. However, uncertainties surrounding the nature, timing and specifics of the bankruptcy proceedings caused Entergy to de-consolidate ENOI for financial reporting purposes beginning in third quarter 2005 with ENOI's financial results being recorded under the equity method of accounting. Under this methodology, earnings from ENOI are now reflected in Entergy's income statement as equity in the earnings of unconsolidated affiliates.  Because Entergy owns all of the common stock of ENOI, this change has not impacted the amount of net income Entergy has recorded in the current period or any historical period but has resulted in ENOI's net income being presented in one line item rather than included in each individual income statement line item presented. In addition, various line items of Entergy's consolidated balance sheet and cash flow statement have been revised to reflect the impact of de-consolidating ENOI.

Entergy also noted that events related to Hurricanes Katrina and Rita and the bankruptcy proceeding for ENOI noted above, among other things, that occur prior to the filing of the 2005 financial statements under Form 10-K, could result in a subsequent event(s) that need to be reflected in the Form 10-K in accordance with generally accepted accounting principles. This subsequent event(s) might materially change the accounting disclosures and/or the reported income of Entergy and one or more of its operating subsidiaries. Examples of events that might result in subsequent event accounting and disclosure could include a determination as to the permanent loss of certain customers, finalization of insurance proceeds, potential regulatory outcomes and/or other potential adverse events related to ENOI's filing for bankruptcy protection, among other things.

Appendix B-1 and B-2 provide details of fourth quarter and year-to-date 2005 vs. 2004 earnings variance analyses for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."
Appendix B-1: As-Reported Earnings Per Share Variance Analysis
Fourth Quarter 2005 vs. 2004
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2004 earnings	0.36		0.32		0.68
Other income (deductions)	(0.02)		0.14	(f)	0.12
Other operation & maintenance expense	0.08	(g)	0.02		0.10
Asset impairments	(0.12)	(h)	0.16	(i)	0.04
Share repurchase effect	-		0.03		0.03
Net revenue	(0.12)	(j)	0.15	(k)	0.03
Depreciation/amortization expense	0.03		(0.02)		0.01
Decommissioning expense	0.01		-		0.01
Interest expense and other charges	(0.05)	(l)	0.02		(0.03)
Retail business discontinued operations	(0.04)		-		(0.04)
Taxes other than income taxes	(0.03)		(0.01)		(0.04)
Income taxes - other	(0.10)	(m)	(0.38)	(n)	(0.48)
2005 earnings	-		0.43		0.43

Appendix B-2: As-Reported Earnings Per Share Variance Analysis
Year-to-Date 2005 vs. 2004
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2004 earnings	2.86		1.07		3.93
Share repurchase effect	0.20	(o)	0.10	(o)	0.30
Net revenue	0.17	(j)	0.12	(k)	0.29
Other operation & maintenance expense	0.05	(g)	0.07	(p)	0.12
Other income (deductions)	(0.07)	(q)	0.19	(f)	0.12
Asset impairments	(0.12)	(h)	0.15	(i)	0.03
Depreciation/amortization expense	0.02		-		0.02
Decommissioning expense	0.02		-		0.02
Nuclear refueling outage expense	(0.02)		0.03		0.01
Preferred dividend requirements	-		(0.01)		(0.01)
Interest expense and other charges	(0.08)	(l)	0.04		(0.04)
Taxes other than income taxes	(0.06)	(r)	-		(0.06)
Retail business discontinued operations	(0.09)	(s)	-		(0.09)
Income taxes - other	(0.06)	(m)	(0.39)	(n)	(0.45)
2005 earnings	2.82		1.37		4.19

Utility Net Revenue Variance Analysis 2005 vs. 2004 ($ EPS)
Fourth Quarter		Year-to-Date
Weather	0.05	Weather	0.21
Sales growth/pricing	(0.11)	Sales growth/pricing	(0.16)
Other	(0.06)	Other	0.12
Total	(0.12)	Total	0.17
  Other income (deductions) increased in fourth quarter 2005 and on a year-to-date basis due primarily to the absence in 2005 of losses from Entergy-Koch, LP $(0.15) for the quarter and $(0.22) year to date. Also, the sale of SO2 allowances at the non-nuclear wholesale assets business increased other income in both periods of 2005.
  Other operation and maintenance expense decreased due primarily to timing and resources deployed to storm restoration projects.
  Asset impairment reflects the impairment reserve recorded in connection with the planned sale of the competitive retail business.
  Asset impairment reflects the absence of an impairment reserve recorded for the Warren Plant in fourth quarter 2004.
  Net revenue decreased due primarily to lower usage across all customer sectors during fourth quarter 2005 compared to one year ago. Storms reduced usage particularly in the industrial sector with warmer-than-normal weather early in the quarter partially offsetting this decline. The year-to-date increase in net revenues is due primarily to warmer-than-normal weather and higher unbilled revenues compared to one year ago, both partially offset by lower sales volumes.
  Net revenue increased due to higher revenues at Entergy Nuclear as a result of higher contract pricing and fewer outages.
  Interest expense and other charges increased due primarily to higher borrowings under credit lines.
  Income taxes-other increased due primarily to the absence in the current period of tax benefits recorded in fourth quarter 2004 associated with the Entergy-Koch, LP investment.
  Income taxes-other increased due primarily to the absence in the current period of tax benefits recorded in fourth quarter 2004 associated with the restructuring of the non-nuclear wholesale assets business.
  Share repurchase effect reflects the impact of Entergy's repurchase activity.
  Other operation and maintenance expense decreased due primarily to lower operating costs at both Entergy Nuclear and the non-nuclear wholesale assets business.
  Other income (deductions) decreased in the year-to-date period due to the absence of a 2004 adjustment recorded to revalue River Bend's decommissioning liability and lower earnings from Entergy New Orleans, partially offset by higher interest income.
  Taxes other than income taxes increased due primarily to higher franchise and ad valorem taxes due to higher property assessments and millage rates.
  Retail business discontinued operations reflects losses incurred by this business during 2005.

Appendix B-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix B-3: Special Items (shown as positive / (negative) impact on earnings)
Fourth Quarter and Year-to-Date 2005 vs. 2004
(Per share in U.S. $)
	Fourth Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
Utility, Parent & Other
Tax benefits - Entergy-Koch investment	-	0.07	(0.07)	-	0.07	(0.07)
Retail business impairment reserve	(0.12)	-	(0.12)	(0.12)	-	(0.12)
Retail business discontinued operations	(0.04)	-	(0.04)	(0.09)	-	(0.09)
Total Utility, Parent & Other	(0.16)	0.07	(0.23)	(0.21)	0.07	(0.28)
Competitive Businesses
Entergy Nuclear	-	-	-	-	-	-
Energy Commodity Services
Entergy-Koch Trading earnings	-	(0.21)	0.21	-	(0.35)	0.35
Gulf South Pipeline earnings	-	0.06	(0.06)	-	0.13	(0.13)
Tax benefits on restructuring	-	0.42	(0.42)	-	0.41	(0.41)
Asset impairment reserve	-	(0.16)	0.16	-	(0.15)	0.15
Reduction in asset sale reserve	-	-	-	-	0.02	(0.02)
Total Energy Commodity Services	-	0.11	(0.11)	-	0.06	(0.06)
Total Competitive Businesses	-	0.11	(0.11)	-	0.06	(0.06)
Total Special Items	(0.16)	0.18	(0.34)	(0.21)	0.13	(0.34)

(U.S. $ in millions)
	Fourth Quarter			Year-to-Date
	2005	2004	Change	2005	2004	Change
Utility, Parent & Other
Tax benefits - Entergy-Koch investment	-	16.7	(16.7)	-	16.7	(16.7)
Retail business impairment reserve	(25.8)	-	(25.8)	(25.8)	-	(25.8)
Retail business discontinued operations	(7.6)	-	(7.6)	(18.9)	-	(18.9)
Total Utility, Parent & Other	(33.4)	16.7	(50.1)	(44.7)	16.7	(61.4)
Competitive Businesses
Entergy Nuclear	-	-	-	-	-	-
Energy Commodity Services
Entergy-Koch Trading earnings	-	(47.4)	47.4	-	(79.4)	79.4
Gulf South Pipeline earnings	-	14.3	(14.3)	-	29.3	(29.3)
Tax benefits on restructuring	-	93.6	(93.6)	-	93.6	(93.6)
Asset impairment reserve	-	(35.8)	35.8	-	(35.8)	35.8
Reduction in asset sale reserves	-	-	-	-	5.6	(5.6)
Total Energy Commodity Services	-	24.7	(24.7)	-	13.3	(13.3)
Total Competitive Businesses	-	24.7	(24.7)	-	13.3	(13.3)
Total Special Items	(33.4)	41.3	(74.7)	(44.7)	30.0	(74.7)

Appendix C provides a summary of selected regulatory cases and events that are pending.
Appendix C: Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Arkansas	11.00%

Recent activity: In December 2005, EAI provided notice of its intent to terminate participation in the Entergy System Agreement, following a final order from FERC establishing terms under which EAI may be required to make payments to other operating companies to achieve rough production cost equalization.

Background: EAI's base rates have been in effect since 1998.  The timing of its next general rate case will depend in part upon the mechanism that the FERC approves for recovery of any payments required to achieve rough production cost equalization pursuant to its order in the System Agreement case.  Any base rate proceeding will include an adjustment to storm reserves to reflect recent storm restoration costs.

		Storm Cost Recovery: EAI has not yet filed for storm cost recovery. The company's estimated storm costs are significantly less than the other Entergy subsidiaries.

Entergy Gulf States - TX	10.95%

Recent activity: In December 2005, the Public Utilities Commission of Texas (PUCT) approved, subject to reconciliation, the recovery of $18 million annually beginning in December 2005, in response EGSI-TX's request for recovery of $23 million of projected incremental purchased power capacity costs for the twelve months ending June 30, 2006. In January 2006, an ALJ approved in the company's transition to competition cost case a unanimous settlement for interim rates in the amount of $18 million annually, beginning on March 1, 2006.  The case filed in August 2005 requests recovery of $189 million in transition costs to be amortized over a 15 year period, with an annual revenue requirement of $25.1 million.  A final decision in this proceeding is expected by mid-year 2006.

Background: EGSI-TX has operated under a base rate freeze since 1999. In July 2004, the PUCT effectively rejected the company's proposal to advance to Retail Open Access and as a result, the company filed a rate case which was dismissed by the PUCT. The company's appeal of this dismissal is still pending. Legislation was subsequently enacted in June 2005 which allows EGSI-TX to file for rate relief through riders for transition costs and incremental capacity costs. The legislation also extended to mid 2008 the base rate freeze EGSI-TX has been in since 1999.

Storm Cost Recovery: In response to procedural recommendations of the PUCT staff EGSI-TX filed updated storm cost estimates in January 2006. Additional updates are to be provided on March 15, and May 15, with a final accounting filing expected on June 1, 2006. At that time, the company will likely make a formal request for recovery of costs.

Entergy Gulf States - LA	9.90% - 11.40%

Recent activity: In January 2006, the Louisiana Public Service Commission (LPSC) Staff recommended a $0.5 million refund for the two-year period 2004 and 2005 to be applied to future capacity deferrals and a $36.8 million rate increase effective October 2005. These recommendations were in response to the company's 2005 formula rate plan (FRP) filing which indicated that a $37.2 million rate increase was required to recover (1) $21.1 million FRP increase and (2) $16.1 million in Perryville costs.

Background: In March 2005 the LPSC approved a Global Settlement which included among other things, the establishment of a FRP with a 10.65% ROE midpoint and a +/- 75 basis point bandwidth and a recovery mechanism for Commission approved capacity additions. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company. The next filing will be made in May 2006 based on a 2005 test year.

Storm Cost Recovery: In December 2005, EGSI-LA filed for interim recovery of $141 million storm costs. Phase I of the filing proposes implementing an $18.7 million annual interim surcharge on March 1, 2006 based on a 10 year recovery period. The Company has requested that a full review of the costs and any offsets from the receipt of insurance or federal aid be addressed in Phase II of the proceeding. Hearings are expected to occur in February 2006.

Entergy Louisiana	9.45% - 11.05%

Recent activity: None.

Background: In May 2005, the LPSC approved a modified settlement in response to ELI's January 2004 request for a $167 million base rate increase. The settlement included, among other things, a rate reduction of $6.7 million which was subsequently reduced to $0.8 million, and an FRP with a 10.25% ROE midpoint and a +/- 80 basis point bandwidth and a recovery mechanism for Commission approved capacity additions. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company. The first filing will be made in May 2006 based on a 2005 test year.

Storm Restoration Recovery: In December 2005, ELI filed for interim recovery of $355 million storm costs. Phase I of the filing proposes implementing a $45.1 million annual interim surcharge on March 1, 2006 based on a 10 year recovery period. The Company has requested that a full review of the costs and any offsets from the receipt of insurance or federal aid be addressed in Phase II of the proceeding. Hearings are expected to occur in February 2006.

Entergy Mississippi	9.10% - 11.90%

Recent activity: In December 2005, EMI received final order from MPSC approving purchase of Attala facility.

Background: EMI has been operating under a formula rate plan last approved in December 2002. The FRP allows the company's earned ROE to increase or decrease within a bandwidth with no change in rates; earnings outside the bandwidth are allocated 50% to customers and 50% to the company, but on a prospective basis only. The plan also provides for performance incentives that can increase or decrease the benchmark ROE by as much as 100 basis points. The current mid-point of the ROE bandwidth, including performance incentives, is 10.5%. The next filing will be in March 2006 based on a 2005 test year.

Storm Cost Recovery: In December 2005, EMI requested recovery of $84 million in storm costs, the amount that was identified through November 2005. The filing proposes recovery over a five-year period, beginning in May 2006, resulting in an annual rate increase of approximately $14.7 million. The filing also contains provisions for making a supplemental filing in June 2006 to reflect cost revisions as well as the receipt of insurance or federal aid. The hearing in the matter has been set for April 5, 2006.

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Entergy New Orleans	9.75% - 11.75% (electric) 10.25% - 11.25% (gas) 10.75% in 2006 with no bandwidth (gas)

Recent activity: None

Background:  In September 2005, the City Council of New Orleans approved a two year extension of ENOI's FRP with a ROE mid-point of 10.75%, a 45% hypothetical equity ratio, and electric and gas ROE bandwidths of 100 and 50 basis points, respectively. The Council's order also decoupled the company's Generation Performance-Based Rate (G-PBR) from its electric FRP, thereby allowing ENOI to earn up to $4.5 million annually under the G-PBR. However, the G-PBR has been temporarily suspended due to effects from Hurricane Katrina.

Storm Cost Recovery: ENOI has not yet filed for storm cost recovery. The timing and components of such a filing are subject to other recovery initiatives.

Bankruptcy activity: The current schedule proposed by the Bankruptcy Court calls for the plan of reorganization to be filed in April 2006, such filing date having been extended from the original date in January 2006.

Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	Recent activity: None Background: ROE approved by July 2001 FERC order. No cases pending.

System Agreement	NA

Recent activity: In December 2005, the FERC issued an order in response to various requests for rehearing following its June 2005 order. The December order established, among other things, that 1) the bandwidth would be applied to calendar year 2006 actual production costs and 2) 2007 would be the first possible year of payments among Entergy's operating companies.

Background: The system agreement case, originally filed in 2001, addresses reallocation of production costs among the utility operating subsidiaries. In June 2005, the FERC issued a decision stating that rough production cost equalization did not exist in the Entergy system. The FERC established a bandwidth of +/- 11 % to reallocate production costs and ordered that this approach be applied prospectively.

Independent Coordinator of Transmission (ICT)	NA

Recent activity: None.

Background: Entergy initially filed for FERC approval of its alternative transmission structure in April 2004. In that and subsequent filings, Entergy proposed that an independent entity (the ICT) perform certain transmission functions, oversee other aspects of the operation of the transmission system, and implement a more efficient expansion pricing policy. Based on a positive Declaratory Order issued by the FERC in March 2005, Entergy filed for approval of the ICT in May 2005.

Appendix D-1 provides comparative financial performance measures for the current quarter. Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of earnings, including special items. Operational measures are non-GAAP measures as they are calculated using operational earnings, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix H-1.
Appendix D-1: GAAP and Non-GAAP Financial Performance Measures
Fourth Quarter 2005 vs. 2004 (see appendix G for definitions of certain measures)

For 12 months ending December 31	2005	2004	Change
GAAP Measures
Return on average invested capital - as-reported	7.22%	7.29%	(0.07)%
Return on average common equity - as-reported	11.19%	10.70%	0.49%
Net margin - as-reported	8.89%	9.39%	(0.50)%
Cash flow interest coverage	4.01	7.13	(3.12)
Book value per share	$37.38	$38.26	$(0.88)
End of period shares outstanding (millions)	207.5	216.8	(9.3)

Non-GAAP Measures
Return on average invested capital - operational	7.48%	7.11%	0.37%
Return on average common equity - operational	11.75%	10.35%	1.40%
Net margin - operational	9.33%	9.08%	(0.25)%

As of December 31 ($ in millions)	2005	2004	Change
GAAP Measures
Revolver capacity	2,545	1,490	1,055
Total debt	9,288	7,807	1,481
Debt to capital ratio	53.1%	47.4%	5.7%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy's share	214	173	41
Leases - Entergy's share	564	596	(32)
Total off-balance sheet liabilities	778	769	9

Non-GAAP Measures
Total gross liquidity	3,128	2,102	1,026
Net debt to net capital ratio	51.5%	45.4%	6.1%
Net debt ratio including off-balance sheet liabilities	53.6%	47.9%	5.7%

Appendix D-2: Historical Performance Measures (see appendix G for definitions of measures)
	1Q04(t)	2Q04(t)	3Q04(t)	4Q04(t)	1Q05(t)	2Q05(t)	3Q05	4Q05	FY04	FY05
Financial
EPS - as-reported ($)	0.88	1.14	1.22	0.68	0.79	1.33	1.65	0.43	3.93	4.19
Less - special items ($)	0.07	0.06	-0.17	0.18	-0.01	-0.01	-0.03	-0.16	0.13	(0.21)
EPS - operational ($)	0.81	1.08	1.39	0.50	0.80	1.34	1.68	0.59	3.80	4.40
Trailing Twelve Months
ROIC - as-reported (%)	6.19	6.38	5.90	7.29	6.97	7.07	7.49	7.22	7.29	7.22
ROIC - operational (%)	7.22	6.95	6.70	7.11	6.89	7.08	7.32	7.48	7.11	7.48
ROE - as-reported (%)	8.63	9.27	8.12	10.70	10.35	10.73	11.53	11.19	10.70	11.19
ROE - operational (%)	10.71	10.43	9.71	10.35	10.19	10.75	11.17	11.75	10.35	11.75
Cash Flow Interest Coverage	5.77	5.96	6.40	7.13	7.43	6.94	5.91	4.01	7.13	4.01
Debt to capital ratio (%)	47.3	47.4	46.8	47.4	49.6	50.6	51.9	53.1	47.4	53.1
Net debt/net capital ratio (%)	44.8	45.6	45.1	45.4	48.1	48.7	50.2	51.5	45.4	51.5
Utility
GWh billed
Residential	7,726	6,911	9,977	7,010	7,570	7,005	10,630	7,212	30,757	31,569
Commercial & Gov't	6,487	6,829	7,490	6,428	6,599	6,907	7,725	6,277	25,695	25,969
Industrial	9,490	9,922	10,288	10,268	9,596	9,810	9,736	8,778	39,718	37,615
Wholesale	2,418	2,367	2,034	1,795	1,732	1,938	2,227	1,549	8,599	7,435
O&M expense/MWh	$13.31	$15.62	$12.94	$17.19	$14.99	$17.56	$11.35	$17.43	$14.64	$15.06
Reliability
SAIFI	1.7	1.9	1.8	1.9	1.5	1.8	1.8	1.7	1.9	1.7(u)
SAIDI	143	162	159	169	136	157	158	161	169	161(u)
Nuclear
Net MW in operation	4,001	4,001	4,001	4,058	4,058	4,105	4,105	4,105	4,058	4,105
Avg. realized price per MWh	$39.70	$41.33	$43.38	$40.69	$41.56	$42.63	$42.58	$42.75	$41.26	$42.39
Production cost/MWh	$18.57	$18.33	$21.68	$22.28	$18.71	$19.22	$20.14	$19.48	$20.16	$19.39
Generation in GWh	8,687	8,196	8,075	7,567	8,267	8,156	8,474	8,643	32,524	33,539
Capacity factor	99%	94%	92%	85%	93%	91%	95%	95%	92%	93%

  Data has not been restated for the de-consolidation of ENOI which was the accounting adopted by Entergy in third quarter 2005.
  Excludes impact of major storm activity.

Appendix E provides a summary of planned capital expenditures. Entergy's capital plan from 2006 through 2008 includes $3.6 billion for investment; more than $2.2 billion of this amount is associated with capital to maintain Entergy's existing assets. Approximately $1.1 billion is associated with specific investments such as transmission upgrades, dry cask storage and license renewal projects at certain nuclear sites, and other investments, such as the purchase of the Attala plant, that support the utility's ability to meet load growth.

Appendix E: Planned Capital Expenditures excluding Entergy New Orleans
2006-2008
($ in millions)	2006	2007	2008	Total
Storm capital	304	4	-	308
Maintenance capital
Utility, Parent & Other	604	713	719	2,036
Entergy Nuclear	62	64	50	176
Non-nuclear wholesale assets	2	2	2	6
Subtotal	668	779	771	2,218
Other capital commitments
Utility, Parent & Other	277	203	301	781
Entergy Nuclear	143	96	86	325
Non-nuclear wholesale assets	6	6	5	17
Subtotal	426	305	392	1,123
Total Planned Capital Expenditures	1,398	1,088	1,163	3,649

Entergy New Orleans' planned capital expenditures for the years 2006-2008 total $177 million, including $72 million of storm capital.

Appendix F-1 provides details on the financing authority of Entergy Corporation and each of its operating companies at December 31, 2005. Short-term authority may be for secured or unsecured financing and varies by company. Long-term borrowing authority is limited by approvals obtained from the Securities and Exchange Commission (SEC) under the Public Utility Holding Company Act of 1935 (PUHCA). The Federal Energy Regulatory Commission (FERC) has adopted rules to continue these authorizations for at least 22 months after PUHCA repeal becomes effective on February 8, 2006. Entergy and the operating companies have filed requests with the FERC to increase certain financing authorizations. Further restrictions may be imposed by local regulatory authorities.
Appendix F-1: Financing Authority
as of 12/31/2005
	Short-term		Long-term
($ in millions)	Limit (SEC or other)	Available as of 12/31/05	1935 Act Authority
Entergy Corporation	2,500	1,055	390
Entergy Arkansas	200	173	815(v)
Entergy Gulf States	340	340	590
Entergy Louisiana	209	116	210
Entergy Mississippi	133	49	690
Entergy New Orleans (w)	-	-	-
System Energy Resources	140	140	280
Total	3,522	1,873	2,975

    Authority granted by local regulator.
    Liquidity data for Entergy New Orleans is not included due to its filing for protection under Chapter 11 of the U.S. Bankruptcy Code and the subsequent decision by Entergy to de-consolidate Entergy New Orleans for financial reporting purposes.

Entergy recently put into place major components of a financing plan it announced in November 2005 to source $2.5 billion through a combination of debt and equity units. The plan included 1) increasing the capacity on Entergy Corporation's liquidity revolver by $1.5 billion; 2) issuing $0.5 billion of equity units; 3) issuing $0.5 billion of new debt at Entergy Louisiana and Entergy Gulf States; and 4) providing equity funding in the amount of $300 million from the parent company to Entergy Gulf States.

This financing plan is primarily designed to provide adequate liquidity to Entergy and its subsidiaries while storm restoration cost recovery is pursued. In addition, the plan will ensure adequate liquidity is available to support Entergy Nuclear. Depending on prevailing market prices, this business may be required to provide assurances in the form of corporate guarantees, lines of credit or cash to counterparties to demonstrate their commitments to deliver physical power at previously-established contract prices even if those prices are below market. As of December 31, 2005, Entergy provided approximately $1.6 billion of assurances to various counterparties primarily in the form of corporate guarantees. The assurance requirement associated with Entergy Nuclear is estimated to increase by an amount up to $400 million if gas prices increase $1 per MMBtu across the entire forward curve.

Appendix F-2 provides details on scheduled long-term debt maturities including currently maturing portions.

Appendix F-2: Debt Maturity Schedule excluding Entergy New Orleans
Maturities as of 12/31/2005
($ in millions)	2006	2007	2008	2009-2010	2011+	Total
Utility, Parent & Other	23	93	1,074	2,073	5,292	8,555
Entergy Nuclear	81	80	20	43	149	373
Total	104	173	1,094	2,116	5,441	8,928

Appendix G provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.
Appendix G: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures
Utility
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Number of customers at end of period
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by non-nuclear wholesale assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under contracts, forward physical contracts or forward financial contracts (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset); if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator

For Energy Commodity Services, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage during the period

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix G: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable, capital leases, and preferred stock with sinking fund on the balance sheet less non-recourse debt, if any
Debt of joint ventures (Entergy's share)

Debt issued by Entergy-Koch, LP and non-nuclear wholesale assets business joint ventures for periods through third quarter 2004. Only non-nuclear wholesale assets business joint ventures debt included for periods thereafter.

Leases (Entergy's share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - Non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

Appendices H-1 and H-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure. Appendices H-3 through H-9 provide reconciliations of 2004 pro-forma financial statements to 2004 GAAP financial statements due to the deconsolidation of Entergy New Orleans.
Appendix H-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05	4Q05
As-reported earnings-rolling 12 months (A)	739	799	715	910	874	895	963	898
Preferred dividends	23	23	23	23	24	25	25	25
Tax effected interest expense	307	303	293	295	293	288	288	294
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,069	1,125	1,031	1,228	1,191	1,208	1,276	1,217

Special items in prior quarters	(193)	(113)	(100)	(11)	15	0	37	(11)

Special items 1Q04 thru 4Q05
Utility, Parent & Other Tax benefits- Entergy Koch				17
Energy Commodity Services Gain (loss) on disposition of assets	15	13	(40)	60
Energy Commodity Services asset and contract impairments				(36)
Utility, Parent & Other Comp Retail asset impairments								(26)
Comp Retail discontinued operations					(1)	(3)	(7)	(8)
Total special items (C)	(178)	(100)	(140)	30	14	(3)	30	(45)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,247	1,225	1,171	1,198	1,177	1,211	1,246	1,262

Operational earnings, rolling 12 months (A-C)	917	899	855	880	860	898	933	943

Average invested capital (D)	17,257	17,638	17,462	16,845	17,072	17,069	17,033	16,856

Average common equity (E)	8,565	8,619	8,806	8,500	8,452	8,347	8,350	8,027

Operating revenues (F)	9,327	9,353	9,485	9,686	9,728	9,905	10,277	10,106

ROIC - as-reported (B/D)	6.19	6.38	5.90	7.29	6.97	7.07	7.49	7.22

ROIC - operational ((B-C)/D)	7.22	6.95	6.70	7.11	6.89	7.08	7.32	7.48

ROE - as-reported (A/E)	8.63	9.27	8.12	10.70	10.35	10.73	11.53	11.19

ROE - operational ((A-C)/E)	10.71	10.43	9.71	10.35	10.19	10.75	11.17	11.75

Net margin - as-reported (A/F)	7.92	8.54	7.54	9.39	8.99	9.04	9.37	8.89

Net margin - operational ((A-C)/F)	9.83	9.61	9.01	9.08	8.85	9.06	9.08	9.33

Appendix H-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05	4Q05
Gross debt (A)	8,282	8,173	8,070	7,807	8,260	8,540	8,865	9,288
Less cash and cash equivalents (B)	808	558	541	620	479	615	598	583
Net debt (C)	7,474	7,615	7,528	7,187	7,781	7,925	8,267	8,705

Total capitalization (D)	17,505	17,252	17,245	16,469	16,640	16,886	17,070	17,490
Less cash and cash equivalents (B)	808	558	541	620	479	615	598	583
Net capital (E)	16,697	16,694	16,704	15,849	16,161	16,271	16,472	16,907

Debt to capital ratio % (A/D)	47.3	47.4	46.8	47.4	49.6	50.6	51.9	53.1

Net debt to net capital ratio % (C/E)	44.8	45.6	45.1	45.4	48.1	48.7	50.2	51.5

Off-balance sheet liabilities (F)	1,029	1,037	1,030	769	771	780	779	778

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	48.0	48.8	48.3	47.9	50.5	51.1	52.4	53.6

Revolver capacity (G)	1,553	1,280	1,310	1,490	1,070	1,407	791	2,545

Gross liquidity (B+G)	2,361	1,838	1,851	2,110	1,549	2,022	1,389	3,128

Appendix H-3: Reconciliation of GAAP to Non-GAAP Balance Sheet December 31, 2004
($ in thousands)
	U.S. Utilities/Parent/Other			Consolidated
	GAAP	ENOI Adjustment*	Pro-forma	GAAP	ENOI Adjustment*	Pro-forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents:
Cash	62,001	(2,998)	59,003	79,136	(2,998)	76,138
Temporary cash investments - at cost,					-
which approximates market	558,971	(4,956)	554,015	540,650	(4,956)	535,694
Total cash and cash equivalents	620,972	(7,954)	613,018	619,786	(7,954)	611,832
Other temporary investments	2,236	-	2,236	187,950	-	187,950
Notes receivable	-	-	-	3,092	-	3,092
Accounts receivable:
Customer	435,191	(16,793)	418,398	435,191	(16,793)	418,398
Allowance for doubtful accounts	(21,576)	3,492	(18,084)	(23,758)	3,492	(20,266)
Associated companies	7,144	-	7,144	-	-	-
Other	185,899	(7,328)	178,571	342,289	(7,329)	334,960
Accrued unbilled revenues	460,039	(24,848)	435,191	460,039	(24,848)	435,191
Total receivables	1,066,697	(45,477)	1,021,220	1,213,761	(45,478)	1,168,283
Deferred fuel costs	85,911	(2,559)	83,352	85,911	(2,559)	83,352
Accumulated deferred income taxes	76,899	1,906	78,805	76,899	1,906	78,805
Fuel inventory - at average cost	125,454	(4,181)	121,273	127,251	(4,181)	123,070
Materials and supplies - at average cost	345,688	(9,149)	336,539	569,407	(9,150)	560,257
Deferred nuclear refueling outage costs	31,601	-	31,601	107,782	-	107,782
Prepayments and other	89,105	(3,468)	85,637	116,279	(3,469)	112,810
TOTAL	2,444,563	(70,882)	2,373,681	3,108,118	(70,885)	3,037,233

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	8,054,793	154,461	8,209,254	231,779	154,461	386,240
Decommissioning trust funds	1,051,901	-	1,051,901	2,453,406	-	2,453,406
Non-utility property - at cost (less accumulated depreciation)	217,906	(1)	217,905	219,717	-	219,717
Other	33,682	-	33,682	90,992	-	90,992
TOTAL	9,358,282	154,460	9,512,742	2,995,894	154,461	3,150,355

PROPERTY, PLANT, AND EQUIPMENT
Electric	27,193,633	(699,072)	26,494,561	29,053,340	(699,072)	28,354,268
Property under capital lease	738,554	-	738,554	738,554	-	738,554
Natural gas	262,787	(183,728)	79,059	262,787	(183,728)	79,059
Construction work in progress	952,092	(33,274)	918,818	1,197,551	(33,273)	1,164,278
Nuclear fuel under capital lease	262,469	-	262,469	262,469	-	262,469
Nuclear fuel	34,326	-	34,326	320,813	-	320,813
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,443,861	(916,074)	28,527,787	31,835,514	(916,073)	30,919,441
Less - accumulated depreciation and amortization	12,905,551	(435,519)	12,470,032	13,139,883	(435,519)	12,704,364
PROPERTY, PLANT AND EQUIPMENT - NET	16,538,310	(480,555)	16,057,755	18,695,631	(480,554)	18,215,077

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
SFAS 109 regulatory asset - net	746,413	46,406	792,819	746,413	46,406	792,819
Other regulatory assets	1,429,261	(35,489)	1,393,772	1,429,261	(35,489)	1,393,772
Long-term receivables	39,417	(2,492)	36,925	39,417	(2,492)	36,925
Goodwill	374,099	-	374,099	377,172	-	377,172
Other	796,166	(8,884)	787,282	918,871	(8,884)	909,987
TOTAL	3,385,356	(459)	3,384,897	3,511,134	(459)	3,510,675
		-			-
TOTAL ASSETS	31,726,511	(397,436)	31,329,075	28,310,777	(397,437)	27,913,340

*Adjustment to reflect ENOI deconsolidation
Totals may not foot due to rounding

Appendix H-3: Reconciliation of GAAP to Non-GAAP Balance Sheet (continued) December 31, 2004
($ in thousands)
	U.S. Utilities/Parent/Other			Consolidated
	GAAP	ENOI Adjustment*	Pro-forma	GAAP	ENOI Adjustment*	Pro-forma

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Currently maturing long-term debt	415,266	(29,999)	385,267	492,564	(30,000)	462,564
Notes payable:
Associated companies	770,623	1	770,624	-	-	-
Other	43	-	43	193	-	193
Account payable:
Associated companies	14,781	-	14,781	-	-	-
Other	722,148	(31,926)	690,222	896,528	(31,926)	864,602
Customer deposits	222,157	(17,186)	204,971	222,320	(17,187)	205,133
Taxes accrued	178,671	(2,592)	176,079	224,011	(2,592)	221,419
Accumulated deferred income taxes	-	-	-	-	-	-
Nuclear refueling outage costs	-	-	-	-	-	-
Interest accrued	142,329	(4,757)	137,572	144,478	(4,757)	139,721
Obligations under capital leases	133,847	-	133,847	133,847	-	133,847
Other	83,478	(10,089)	73,389	218,442	(10,088)	208,354
TOTAL	2,683,343	(96,548)	2,586,795	2,332,383	(96,550)	2,235,833

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,205,074	(47,062)	5,158,012	5,067,381	(47,062)	5,020,319
Accumulated deferred investment tax credits	399,228	(3,997)	395,231	399,228	(3,997)	395,231
Obligations under capital leases	146,060	-	146,060	146,060	-	146,060
Other regulatory liabilities	329,767	-	329,767	329,767	-	329,767
Decommissioning and retirement cost liabilities	1,327,988	-	1,327,988	2,066,277	-	2,066,277
Transition to competition	79,101	-	79,101	79,101	-	79,101
Regulatory reserves	103,061	(233)	102,828	103,061	(233)	102,828
Accumulated provisions	346,614	1,042	347,656	549,914	1,042	550,956
Long-term debt	6,648,504	(196,647)	6,451,857	7,016,831	(196,646)	6,820,185
Preferred stock with sinking fund	17,400	-	17,400	17,400	-	17,400
Other	1,597,079	(34,213)	1,562,866	1,541,331	(34,211)	1,507,120
TOTAL	16,199,876	(281,110)	15,918,766	17,316,351	(281,107)	17,035,244
					-
Preferred stock without sinking fund	330,831	(19,780)	311,051	365,356	(19,780)	345,576

SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004	2,205,191	1	2,205,192	2,482	-	2,482
Paid-in capital	5,940,702	-	5,940,702	4,835,375	-	4,835,375
Retained earnings	5,913,815	1	5,913,816	4,984,302	-	4,984,302
Accumulated other comprehensive income (loss)	4,772	-	4,772	(93,453)	-	(93,453)
Less - treasury stock, at cost (31,345,028 shares in 2004)	1,552,019	-	1,552,019	1,432,019	-	1,432,019
TOTAL	12,512,461	2	12,512,463	8,296,687	-	8,296,687

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	31,726,511	(397,436)	31,329,075	28,310,777	(397,437)	27,913,340

*Adjustment to reflect ENOI deconsolidation
Totals may not foot due to rounding

Appendix H-4: Reconciliation of GAAP to Non-GAAP Income Statement
Three Months Ended December 31, 2004
($ in thousands)
	U.S. Utilities/Parent/Other			Consolidated
	GAAP	ENOI Adjustment*	Pro-forma	GAAP	ENOI Adjustment*	Pro-forma

OPERATING REVENUES
Domestic electric	1,890,376	(57,315)	1,833,061	1,889,926	(57,315)	1,832,611
Natural gas	52,908	(38,728)	14,180	52,908	(38,728)	14,180
Competitive businesses	15,395	-	15,395	360,394	-	360,394
Total	1,958,679	(96,043)	1,862,636	2,303,228	(96,043)	2,207,185

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	594,717	(67,501)	527,216	643,827	(67,501)	576,326
Purchased power	383,915	18,676	402,591	381,890	18,676	400,566
Nuclear refueling outage expenses	18,101	-	18,101	41,988	-	41,988
Provision for turbine commitments, asset impairments, and restructuring charges	-	-	-	55,000	-	55,000
Other operation and maintenance	457,124	(32,306)	424,818	640,952	(32,306)	608,646
Decommissioning	21,875	-	21,875	36,337	-	36,337
Taxes other than income taxes	81,447	(10,536)	70,911	95,078	(10,536)	84,542
Depreciation and amortization	222,036	(8,054)	213,982	232,188	(8,054)	224,134
Other regulatory charges (credits) - net	(33,601)	(1,202)	(34,803)	(33,601)	(1,202)	(34,803)
Total	1,745,614	(100,923)	1,644,691	2,093,659	(100,923)	1,992,736

OPERATING INCOME	213,065	4,880	217,945	209,569	4,880	214,449

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	11,010	(228)	10,782	11,010	(228)	10,782
Interest and dividend income	26,080	(106)	25,974	34,659	(106)	34,553
Equity in earnings (loss) of unconsolidated equity affiliates	(4)	(4,791)	(4,795)	(46,820)	(4,791)	(51,611)
Miscellaneous - net	(44)	337	293	(4,486)	337	(4,149)
Total	37,042	(4,788)	32,254	(5,637)	(4,788)	(10,425)

INTEREST AND OTHER CHARGES
Interest on long-term debt	110,413	(3,485)	106,928	114,224	(3,485)	110,739
Other interest - net	14,777	202	14,979	14,416	202	14,618
Allowance for borrowed funds used during construction	(7,222)	219	(7,003)	(7,222)	219	(7,003)
Total	117,968	(3,064)	114,904	121,418	(3,064)	118,354

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	132,139	3,156	135,295	82,514	3,156	85,670

Income taxes	41,805	3,397	45,202	(80,662)	3,397	(77,265)

INCOME FROM CONTINUING OPERATIONS	90,334	(241)	90,093	163,176	(241)	162,935

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($399))	(2,202)	-	(2,202)	(2,202)	-	(2,202)

CONSOLIDATED NET INCOME	88,132	(241)	87,891	160,974	(241)	160,733

Preferred dividend requirements and other	5,795	(241)	5,554	6,037	(241)	5,796

EARNINGS APPLICABLE TO COMMON STOCK	82,337	-	82,337	154,937	-	154,937

*Adjustment to reflect ENOI deconsolidation
Totals may not foot due to rounding

Appendix H-5: Reconciliation of GAAP to Non-GAAP Income Statement
Year to Date December 31, 2004
($ in thousands)
	U.S. Utilities/Parent/Other			Consolidated
	GAAP	ENOI Adjustment*	Pro-forma	GAAP	ENOI Adjustment*	Pro-forma

OPERATING REVENUES
Domestic electric	7,934,312	(287,783)	7,646,529	7,932,577	(287,783)	7,644,794
Natural gas	208,499	(147,411)	61,088	208,499	(147,411)	61,088
Competitive businesses	48,601	-	48,601	1,544,445	-	1,544,445
Total	8,191,412	(435,194)	7,756,218	9,685,521	(435,194)	9,250,327

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,272,610	(245,301)	2,027,309	2,488,208	(245,301)	2,242,907
Purchased power	1,716,848	39,061	1,755,909	1,701,610	39,061	1,740,671
Nuclear refueling outage expenses	66,824	-	66,824	166,072	-	166,072
Provision for turbine commitments, asset impairments, and restructuring charges	-	-	-	55,000	-	55,000
Other operation and maintenance	1,578,842	(102,451)	1,476,391	2,268,332	(102,450)	2,165,882
Decommissioning	91,939	-	91,939	149,529	-	149,529
Taxes other than income taxes	348,376	(43,577)	304,799	403,635	(43,577)	360,058
Depreciation and amortization	828,445	(29,657)	798,788	893,574	(29,657)	863,917
Other regulatory credits - net	(90,611)	4,670	(85,941)	(90,611)	4,670	(85,941)
Total	6,813,273	(377,255)	6,436,018	8,035,349	(377,254)	7,658,095

OPERATING INCOME	1,378,139	(57,939)	1,320,200	1,650,172	(57,940)	1,592,232

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	39,582	(1,378)	38,204	39,582	(1,378)	38,204
Interest and dividend income	83,386	(396)	82,990	109,635	(396)	109,239
Equity in earnings (loss) of unconsolidated equity affiliates	(3)	27,107	27,104	(78,727)	27,107	(51,620)
Miscellaneous - net	25,460	(270)	25,190	55,509	(270)	55,240
Total	148,425	25,063	173,488	125,999	25,064	151,063

INTEREST AND OTHER CHARGES
Interest on long-term debt	447,510	(15,357)	432,153	463,384	(15,357)	448,027
Other interest - net	41,932	(929)	41,003	40,133	(929)	39,204
Allowance for borrowed funds used during construction	(25,741)	1,243	(24,498)	(25,741)	1,243	(24,498)
Total	463,701	(15,043)	448,658	477,776	(15,043)	462,733

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,062,863	(17,833)	1,045,030	1,298,395	(17,833)	1,280,562

Income taxes	378,526	(16,868)	361,658	365,305	(16,868)	348,437

INCOME FROM CONTINUING OPERATIONS	684,337	(965)	683,372	933,090	(965)	932,125

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($603))	(41)	-	(41)	(41)	-	(41)

CONSOLIDATED NET INCOME	684,296	(965)	683,331	933,049	(965)	932,084

Preferred dividend requirements and other	23,283	(965)	22,318	23,525	(965)	22,560

EARNINGS APPLICABLE TO COMMON STOCK	661,013	-	661,013	909,524	-	909,524

*Adjustment to reflect ENOI deconsolidation
Totals may not foot due to rounding

Appendix H-6: Reconciliation of GAAP to Non-GAAP Cash Flow Statement
Three Months Ended December 31, 2004
($ in thousands)
	Consolidated
	GAAP	ENOI Adjustment*	Pro-forma
OPERATING ACTIVITIES
Consolidated net income	160,974	(241)	160,733
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	27,974	193	28,167
Other regulatory credits - net	(33,601)	(1,202)	(34,803)
Depreciation, amortization, and decommissioning	269,316	(8,054)	261,262
Deferred income taxes and investment tax credits	128,822	(15,521)	113,301
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	549,950	4,791	554,741
Provision for turbine commitments, asset impairments, and restructuring charges	55,000	-	55,000
Changes in working capital:
Receivables	132,516	(24,314)	108,202
Fuel inventory	3,940	(1,769)	2,171
Accounts payable	110,091	(2,850)	107,241
Taxes accrued	(239,686)	15,448	(224,238)
Interest accrued	(8,755)	(2,321)	(11,076)
Deferred fuel	33,202	14,497	47,699
Other working capital accounts	48,391	(9,140)	39,251
Provision for estimated losses and reserves	(3,120)	1,043	(2,077)
Changes in other regulatory assets	40,272	(610)	39,662
Other	(59,632)	7,167	(52,465)
Net cash flow provided by operating activities	1,215,654	(22,883)	1,192,771
INVESTING ACTIVITIES
Construction/capital expenditures	(465,798)	14,868	(450,930)
Allowance for equity funds used during construction	11,010	(228)	10,782
Nuclear fuel purchases	(86,088)	-	(86,088)
Proceeds from sale/leaseback of nuclear fuel	35,209	-	35,209
Proceeds from sale of assets and businesses	53,452	-	53,452
Investment in nonutility properties	13,712	-	13,712
Decrease (increase) in other investments	394,838	-	394,838
Purchase of other temporary investments	(1,025,600)	-	(1,025,600)
Liquidation of other temporary investments	884,150	-	884,150
Decommissioning trust contributions and realized change in trust assets	(23,811)	-	(23,811)
Other regulatory investments	8,965	-	8,965
Net cash flow used in investing activities	(199,961)	14,640	(185,321)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,212,918	85	2,213,003
Preferred stock	-	-	-
Common stock and treasury stock	29,892	-	29,892
Retirement of long-term debt	(2,338,078)	-	(2,338,078)
Repurchase of common stock	(601,727)	-	(601,727)
Changes in credit line borrowings - net	(110,079)	-	(110,079)
Dividends paid:
Common stock	(123,392)	-	(123,392)
Preferred stock	(6,037)	241	(5,796)
Net cash flow provided by (used in) financing activities	(936,503)	326	(936,177)
Effect of exchange rates on cash and cash equivalents	(745)	(1)	(746)
Net increase (decrease) in cash and cash equivalents	78,445	(7,918)	70,527
Cash and cash equivalents at beginning of period	541,341	(36)	541,305
Cash and cash equivalents at end of period	619,786	(7,954)	611,832
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized.	131,630	405	132,035
Income taxes	(4,561)	726	(3,835)

*Adjustment to reflect ENOI deconsolidation
Totals may not foot due to rounding

Appendix H-7: Reconciliation of GAAP to Non-GAAP Cash Flow Statement
Year to Date December 31, 2004
($ in thousands)
	Consolidated
	GAAP	ENOI Adjustment*	Pro-forma
OPERATING ACTIVITIES
Consolidated net income	933,049	(965)	932,084
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	33,533	7,363	40,896
Other regulatory credits - net	(90,611)	4,670	(85,941)
Depreciation, amortization, and decommissioning	1,045,122	(29,657)	1,015,465
Deferred income taxes and investment tax credits	275,458	(39,782)	235,676
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	608,141	(21,907)	586,234
Provision for turbine commitments, asset impairments, and restructuring charges	55,000	-	55,000
Changes in working capital:
Receivables	(210,419)	7,757	(202,662)
Fuel inventory	(16,769)	(1,399)	(18,168)
Accounts payable	95,306	(13,905)	81,401
Taxes accrued	75,055	13,056	88,111
Interest accrued	5,269	1,455	6,724
Deferred fuel	213,627	5,279	218,906
Other working capital accounts	41,008	(2,123)	38,885
Provision for estimated losses and reserves	(18,041)	1,863	(16,178)
Changes in other regulatory assets	48,626	5,380	54,006
Other	(164,035)	4,539	(159,496)
Net cash flow provided by operating activities	2,929,319	(58,376)	2,870,943
INVESTING ACTIVITIES
Construction/capital expenditures	(1,410,610)	51,264	(1,359,346)
Allowance for equity funds used during construction	39,582	(1,378)	38,204
Nuclear fuel purchases	(238,170)	-	(238,170)
Proceeds from sale/leaseback of nuclear fuel	109,988	-	109,988
Proceeds from sale of assets and businesses	75,430	-	75,430
Investment in nonutility properties	(6,420)	-	(6,420)
Decrease (increase) in other investments	383,498	-	383,498
Purchase of other temporary investments	(1,629,500)	-	(1,629,500)
Liquidation of other temporary investments	1,676,350	(606)	1,675,744
Decommissioning trust contributions and realized change in trust assets	(89,807)	-	(89,807)
Other regulatory investments	(53,566)	-	(53,566)
Net cash flow used in investing activities	(1,143,225)	49,280	(1,093,945)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,653,478	(72,640)	3,580,838
Common stock and treasury stock	170,237	-	170,237
Retirement of long-term debt	(4,022,548)	77,487	(3,945,061)
Repurchase of common stock	(1,017,996)	-	(1,017,996)
Redemption of preferred stock	(3,450)	-	(3,450)
Changes in credit line borrowings - net	(154)	-	(154)
Dividends paid:
Common stock	(427,901)	-	(427,901)
Preferred stock	(23,525)	965	(22,560)
Net cash flow used in financing activities	(1,671,859)	5,812	(1,666,047)
Effect of exchange rates on cash and cash equivalents	(1,882)	-	(1,882)
Net increase (decrease) in cash and cash equivalents	112,353	(3,284)	109,069
Cash and cash equivalents at beginning of period	507,433	(4,670)	502,763
Cash and cash equivalents at end of period	619,786	(7,954)	611,832
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	477,768	(16,172)	461,596
Income taxes	28,241	5,736	33,977
*Adjustment to reflect ENOI deconsolidation
Totals may not foot due to rounding

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at
www.entergy.com/earnings

*********************************************************************************************************************************

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce tax payments, the effects of litigation and weather, and uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, Inc. and the impact, if any, of this proceeding on other Entergy companies.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 109,140	$ 14,638	$ -	$ 123,778
Temporary cash investments - at cost,
which approximates market	127,786	233,261	-	361,047
Special deposits	97,995	-	-	97,995
Total cash and cash equivalents	334,921	247,899	-	582,820
Other temporary investments	-	-	-	-
Notes receivable	665,873	1,144,505	(1,717,151)	93,227
Accounts receivable:
Customer	732,455	-	-	732,455
Allowance for doubtful accounts	(28,635)	(2,170)	-	(30,805)
Associated companies	33,851	69,719	(103,570)	-
Other	193,548	162,866	-	356,414
Accrued unbilled revenues	477,570	-	-	477,570
Total receivables	1,408,789	230,415	(103,570)	1,535,634
Deferred fuel costs	664,416	-	-	664,416
Accumulated deferred income taxes	-	-	-	-
Fuel inventory - at average cost	204,382	1,813	-	206,195
Materials and supplies - at average cost	369,397	241,535	-	610,932
Deferred nuclear refueling outage costs	64,157	93,607	-	157,764
Prepayments and other	59,436	24,408	-	83,844
TOTAL	3,771,371	1,984,182	(1,820,721)	3,934,832

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,198,240	428,006	(8,329,462)	296,784
Decommissioning trust funds	1,136,006	1,470,759	-	2,606,765
Non-utility property - at cost (less accumulated depreciation)	226,264	2,569	-	228,833
Other	35,594	45,941	-	81,535
TOTAL	9,596,104	1,947,275	(8,329,462)	3,213,917

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,176,956	1,987,079	(3,008)	29,161,027
Property under capital lease	727,565	-	-	727,565
Natural gas	86,794	-	-	86,794
Construction work in progress	1,291,374	232,711	-	1,524,085
Nuclear fuel under capital lease	271,615	-	-	271,615
Nuclear fuel	101,403	335,243	-	436,646
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,655,707	2,555,033	(3,008)	32,207,732
Less - accumulated depreciation and amortization	12,730,545	280,142	-	13,010,687
PROPERTY, PLANT AND EQUIPMENT - NET	16,925,162	2,274,891	(3,008)	19,197,045

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	735,221	-	-	735,221
Other regulatory assets	1,926,376	-	-	1,926,376
Long-term receivables	25,572	-	-	25,572
Goodwill	374,099	3,073	-	377,172
Other	831,846	797,515	(650,820)	978,541
TOTAL	3,893,114	800,588	(650,820)	4,042,882

TOTAL ASSETS	$ 34,185,751	$ 7,006,936	$ (10,804,011)	$ 30,388,676

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 22,989	$ 80,528	$ -	$ 103,517
Notes payable:
Associated companies	926,271	530,880	(1,457,151)	-
Other	40,041	-	-	40,041
Account payable:
Associated companies	77,793	23,393	(101,186)	-
Other	1,494,385	161,402	-	1,655,787
Customer deposits	222,044	162	-	222,206
Taxes accrued	316,659	(128,500)	-	188,159
Accumulated deferred income taxes	143,409	-	-	143,409
Nuclear refueling outage costs	15,548	-	-	15,548
Interest accrued	153,269	1,586	-	154,855
Obligations under capital leases	130,882	-	-	130,882
Other	66,367	407,143	-	473,510
TOTAL	3,609,657	1,076,594	(1,558,337)	3,127,914

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,009,448	35,661	-	5,045,109
Accumulated deferred investment tax credits	376,550	-	-	376,550
Obligations under capital leases	175,005	-	-	175,005
Other regulatory liabilities	408,667	-	-	408,667
Decommissioning and retirement cost liabilities	1,161,830	762,141	-	1,923,971
Transition to competition	79,101	-	-	79,101
Regulatory reserves	18,624	-	-	18,624
Accumulated provisions	350,265	205,763	-	556,028
Long-term debt	8,791,811	349,073	(316,391)	8,824,493
Preferred stock with sinking fund	13,950	-	-	13,950
Other	1,495,060	741,786	(600,021)	1,636,825
TOTAL	17,880,311	2,094,424	(916,412)	19,058,323

Preferred stock without sinking fund	411,321	426,590	(391,937)	445,974

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2005	2,205,192	1,091,856	(3,294,566)	2,482
Paid-in capital	6,653,879	1,565,320	(3,401,562)	4,817,637
Retained earnings	5,712,395	1,121,151	(1,405,139)	5,428,407
Accumulated other comprehensive income (loss)	(5,044)	(325,683)	626	(330,101)
Less - treasury stock, at cost (40,644,602 shares in 2005)	2,281,960	43,316	(163,316)	2,161,960
TOTAL	12,284,462	3,409,328	(7,937,325)	7,756,465

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 34,185,751	$ 7,006,936	$ (10,804,011)	$ 30,388,676

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 62,001	$ 17,135	$ -	$ 79,136
Temporary cash investments - at cost,
which approximates market	558,971	167,393	(185,714)	540,650
Total cash and cash equivalents	620,972	184,528	(185,714)	619,786
Other temporary investments	2,236	-	185,714	187,950
Notes receivable	-	1,183,043	(1,179,951)	3,092
Accounts receivable:
Customer	435,191	-	-	435,191
Allowance for doubtful accounts	(21,576)	(2,182)	-	(23,758)
Associated companies	7,144	22,510	(29,654)	-
Other	185,899	156,389	-	342,289
Accrued unbilled revenues	460,039	-	-	460,039
Total receivables	1,066,697	176,717	(29,654)	1,213,761
Deferred fuel costs	85,911	-	-	85,911
Accumulated deferred income taxes	76,899	-	-	76,899
Fuel inventory - at average cost	125,454	1,797	-	127,251
Materials and supplies - at average cost	345,688	223,718	-	569,407
Deferred nuclear refueling outage costs	31,601	76,181	-	107,782
Prepayments and other	89,105	27,173	-	116,279
TOTAL	2,444,563	1,873,157	(1,209,605)	3,108,118

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,054,793	512,571	(8,335,585)	231,779
Decommissioning trust funds	1,051,901	1,401,505	-	2,453,406
Non-utility property - at cost (less accumulated depreciation)	217,906	1,812	-	219,717
Other	33,682	57,310	-	90,992
TOTAL	9,358,282	1,973,198	(8,335,585)	2,995,894

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,193,633	1,863,661	(3,954)	29,053,340
Property under capital lease	738,554	-	-	738,554
Natural gas	262,787	-	-	262,787
Construction work in progress	952,092	245,460	-	1,197,551
Nuclear fuel under capital lease	262,469	-	-	262,469
Nuclear fuel	34,326	286,487	-	320,813
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,443,861	2,395,608	(3,954)	31,835,514
Less - accumulated depreciation and amortization	12,905,551	234,332	-	13,139,883
PROPERTY, PLANT AND EQUIPMENT - NET	16,538,310	2,161,276	(3,954)	18,695,631

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	746,413	-	-	746,413
Other regulatory assets	1,429,261	-	-	1,429,261
Long-term receivables	39,417	-	-	39,417
Goodwill	374,099	3,073	-	377,172
Other	796,166	744,861	(622,156)	918,871
TOTAL	3,385,356	747,934	(622,156)	3,511,134

TOTAL ASSETS	$ 31,726,511	$ 6,755,565	$ (10,171,300)	$ 28,310,777

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 415,266	$ 77,297	$ -	$ 492,564
Notes payable:
Associated companies	770,623	409,356	(1,179,980)	-
Other	43	150	-	193
Account payable:
Associated companies	14,781	10,811	(25,592)	-
Other	722,148	174,380	-	896,528
Customer deposits	222,157	162	-	222,320
Taxes accrued	178,671	45,340	-	224,011
Nuclear refueling outage costs
Interest accrued	142,329	2,149	-	144,478
Obligations under capital leases	133,847	-	-	133,847
Other	83,478	134,965	-	218,442
TOTAL	2,683,343	854,610	(1,205,572)	2,332,383

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,205,074	(137,693)	-	5,067,381
Accumulated deferred investment tax credits	399,228	-	-	399,228
Obligations under capital leases	146,060	-	-	146,060
Other regulatory liabilities	329,767	-	-	329,767
Decommissioning and retirement cost liabilities	1,327,988	738,289	-	2,066,277
Transition to competition	79,101	-	-	79,101
Regulatory reserves	103,061	-	-	103,061
Accumulated provisions	346,614	203,300	-	549,914
Long-term debt	6,648,504	409,719	(41,391)	7,016,831
Preferred stock with sinking fund	17,400	-	-	17,400
Other	1,597,079	533,237	(588,983)	1,541,331
TOTAL	16,199,876	1,746,852	(630,374)	17,316,351

Preferred stock without sinking fund	330,831	426,462	(391,937)	365,356

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004	2,205,191	1,091,856	(3,294,566)	2,482
Paid-in capital	5,940,702	1,978,925	(3,084,252)	4,835,375
Retained earnings	5,913,815	799,027	(1,728,541)	4,984,302
Accumulated other comprehensive income (loss)	4,772	(98,851)	626	(93,453)
Less - treasury stock, at cost (31,345,028 shares in 2004)	1,552,019	43,316	(163,316)	1,432,019
TOTAL	12,512,461	3,727,641	(7,943,417)	8,296,687

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 31,726,511	$ 6,755,565	$ (10,171,300)	$ 28,310,777

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Balance Sheet
(Reflects Deconsolidation of Entergy New Orleans)
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 59,003	$ 17,135	$ -	$ 76,138
Temporary cash investments - at cost,
which approximates market	554,015	167,393	(185,714)	535,694
Special deposits	-	-	-	-
Total cash and cash equivalents	613,018	184,528	(185,714)	611,832
Other temporary investments	2,236	-	185,714	187,950
Notes receivable	-	1,183,043	(1,179,951)	3,092
Accounts receivable:
Customer	418,398	-	-	418,398
Allowance for doubtful accounts	(18,084)	(2,182)	-	(20,266)
Associated companies	7,144	22,510	(29,654)	-
Other	178,571	156,389	-	334,960
Accrued unbilled revenues	435,191	-	-	435,191
Total receivables	1,021,220	176,717	(29,654)	1,168,283
Deferred fuel costs	83,352	-	-	83,352
Accumulated deferred income taxes	78,805	-	-	78,805
Fuel inventory - at average cost	121,273	1,797	-	123,070
Materials and supplies - at average cost	336,539	223,718	-	560,257
Deferred nuclear refueling outage costs	31,601	76,181	-	107,782
Prepayments and other	85,637	27,173	-	112,810
TOTAL	2,373,681	1,873,157	(1,209,605)	3,037,233

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,209,254	512,571	(8,335,585)	386,240
Decommissioning trust funds	1,051,901	1,401,505	-	2,453,406
Non-utility property - at cost (less accumulated depreciation)	217,905	1,812	-	219,717
Other	33,682	57,310	-	90,992
TOTAL	9,512,742	1,973,198	(8,335,585)	3,150,355

PROPERTY, PLANT, AND EQUIPMENT

Electric	26,494,561	1,863,661	(3,954)	28,354,268
Property under capital lease	738,554	-	-	738,554
Natural gas	79,059	-	-	79,059
Construction work in progress	918,818	245,460	-	1,164,278
Nuclear fuel under capital lease	262,469	-	-	262,469
Nuclear fuel	34,326	286,487	-	320,813
TOTAL PROPERTY, PLANT AND EQUIPMENT	28,527,787	2,395,608	(3,954)	30,919,441
Less - accumulated depreciation and amortization	12,470,032	234,332	-	12,704,364
PROPERTY, PLANT AND EQUIPMENT - NET	16,057,755	2,161,276	(3,954)	18,215,077

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	792,819	-	-	792,819
Other regulatory assets	1,393,772	-	-	1,393,772
Long-term receivables	36,925	-	-	36,925
Goodwill	374,099	3,073	-	377,172
Other	787,282	744,861	(622,156)	909,987
TOTAL	3,384,897	747,934	(622,156)	3,510,675

TOTAL ASSETS	$ 31,329,075	$ 6,755,565	$ (10,171,300)	$ 27,913,340

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Balance Sheet
(Reflects Deconsolidation of Entergy New Orleans)
December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 385,267	$ 77,297	$ -	$ 462,564
Notes payable:
Associated companies	770,624	409,356	(1,179,980)	-
Other	43	150	-	193
Account payable:
Associated companies	14,781	10,811	(25,592)	-
Other	690,222	174,380	-	864,602
Customer deposits	204,971	162	-	205,133
Taxes accrued	176,079	45,340	-	221,419
Accumulated deferred income taxes	-	-	-	-
Nuclear refueling outage costs	-	-	-	-
Interest accrued	137,572	2,149	-	139,721
Obligations under capital leases	133,847	-	-	133,847
Other	73,389	134,965	-	208,354
TOTAL	2,586,795	854,610	(1,205,572)	2,235,833

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,158,012	(137,693)	-	5,020,319
Accumulated deferred investment tax credits	395,231	-	-	395,231
Obligations under capital leases	146,060	-	-	146,060
Other regulatory liabilities	329,767	-	-	329,767
Decommissioning and retirement cost liabilities	1,327,988	738,289	-	2,066,277
Transition to competition	79,101	-	-	79,101
Regulatory reserves	102,828	-	-	102,828
Accumulated provisions	347,656	203,300	-	550,956
Long-term debt	6,451,857	409,719	(41,391)	6,820,185
Preferred stock with sinking fund	17,400	-	-	17,400
Other	1,562,866	533,237	(588,983)	1,507,120
TOTAL	15,918,766	1,746,852	(630,374)	17,035,244

Preferred stock without sinking fund	311,051	426,462	(391,937)	345,576

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2004	2,205,192	1,091,856	(3,294,566)	2,482
Paid-in capital	5,940,702	1,978,925	(3,084,252)	4,835,375
Retained earnings	5,913,816	799,027	(1,728,541)	4,984,302
Accumulated other comprehensive income (loss)	4,772	(98,851)	626	(93,453)
Less - treasury stock, at cost (31,345,028 shares in 2004)	1,552,019	43,316	(163,316)	1,432,019
TOTAL	12,512,463	3,727,641	(7,943,417)	8,296,687

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 31,329,075	$ 6,755,565	$ (10,171,300)	$ 27,913,340

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Balance Sheet
(Reflects Deconsolidation of Entergy New Orleans)
December 31, 2005 vs December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 50,137	$ (2,497)	$ -	$ 47,640
Temporary cash investments - at cost,
which approximates market	(426,229)	65,868	185,714	(174,647)
Special deposits	97,995	-	-	97,995
Total cash and cash equivalents	(278,097)	63,371	185,714	(29,012)
Other temporary investments	(2,236)	-	(185,714)	(187,950)
Notes receivable	665,873	(38,538)	(537,200)	90,135
Accounts receivable:
Customer	314,057	-	-	314,057
Allowance for doubtful accounts	(10,551)	12	-	(10,539)
Associated companies	26,707	47,209	(73,916)	-
Other	14,977	6,477	-	21,454
Accrued unbilled revenues	42,379	-	-	42,379
Total receivables	387,569	53,698	(73,916)	367,351
Deferred fuel costs	581,064	-	-	581,064
Accumulated deferred income taxes	(78,805)	-	-	(78,805)
Fuel inventory - at average cost	83,109	16	-	83,125
Materials and supplies - at average cost	32,858	17,817	-	50,675
Deferred nuclear refueling outage costs	32,556	17,426	-	49,982
Prepayments and other	(26,201)	(2,765)	-	(28,966)
TOTAL	1,397,690	111,025	(611,116)	897,599

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(11,014)	(84,565)	6,123	(89,456)
Decommissioning trust funds	84,105	69,254	-	153,359
Non-utility property - at cost (less accumulated depreciation)	8,359	757	-	9,116
Other	1,912	(11,369)	-	(9,457)
TOTAL	83,362	(25,923)	6,123	63,562

PROPERTY, PLANT, AND EQUIPMENT

Electric	682,395	123,418	946	806,759
Property under capital lease	(10,989)	-	-	(10,989)
Natural gas	7,735	-	-	7,735
Construction work in progress	372,556	(12,749)	-	359,807
Nuclear fuel under capital lease	9,146	-	-	9,146
Nuclear fuel	67,077	48,756	-	115,833
TOTAL PROPERTY, PLANT AND EQUIPMENT	1,127,920	159,425	946	1,288,291
Less - accumulated depreciation and amortization	260,513	45,810	-	306,323
PROPERTY, PLANT AND EQUIPMENT - NET	867,407	113,615	946	981,968

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	(57,598)	-	-	(57,598)
Other regulatory assets	532,604	-	-	532,604
Long-term receivables	(11,353)	-	-	(11,353)
Goodwill	-	-	-	-
Other	44,564	52,654	(28,664)	68,554
TOTAL	508,217	52,654	(28,664)	532,207

TOTAL ASSETS	$ 2,856,676	$ 251,371	$ (632,711)	$ 2,475,336

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Balance Sheet
(Reflects Deconsolidation of Entergy New Orleans)
December 31, 2005 vs December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ (362,278)	$ 3,231	$ -	$ (359,047)
Notes payable:
Associated companies	155,647	121,524	(277,171)	-
Other	39,998	(150)	-	39,848
Account payable:
Associated companies	63,012	12,582	(75,594)	-
Other	804,163	(12,978)	-	791,185
Customer deposits	17,073	-	-	17,073
Taxes accrued	140,580	(173,840)	-	(33,260)
Accumulated deferred income taxes	143,409	-	-	143,409
Nuclear refueling outage costs	15,548	-	-	15,548
Interest accrued	15,697	(563)	-	15,134
Obligations under capital leases	(2,965)	-	-	(2,965)
Other	(7,022)	272,178	-	265,156
TOTAL	1,022,862	221,984	(352,765)	892,081

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	(148,564)	173,354	-	24,790
Accumulated deferred investment tax credits	(18,681)	-	-	(18,681)
Obligations under capital leases	28,945	-	-	28,945
Other regulatory liabilities	78,900	-	-	78,900
Decommissioning and retirement cost liabilities	(166,158)	23,852	-	(142,306)
Transition to competition	-	-	-	-
Regulatory reserves	(84,204)	-	-	(84,204)
Accumulated provisions	2,609	2,463	-	5,072
Long-term debt	2,339,954	(60,646)	(275,000)	2,004,308
Preferred stock with sinking fund	(3,450)	-	-	(3,450)
Other	(67,806)	208,549	(11,038)	129,705
TOTAL	1,961,545	347,572	(286,038)	2,023,079

Preferred stock without sinking fund	100,270	128	-	100,398

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2005 and 2004	-	-	-	-
Paid-in capital	713,177	(413,605)	(317,310)	(17,738)
Retained earnings	(201,421)	322,124	323,402	444,105
Accumulated other comprehensive income (loss)	(9,816)	(226,832)	-	(236,648)
Less - treasury stock, at cost	729,941	-	-	729,941
TOTAL	(228,001)	(318,313)	6,092	(540,222)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,856,676	$ 251,371	$ (632,711)	$ 2,475,336

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 2,211,147	$ -	$ (1,266)	$ 2,209,881
Natural gas	25,931	-	-	25,931
Competitive businesses	11,343	425,860	(20,598)	416,605
Total	2,248,421	425,860	(21,864)	2,652,417

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	587,139	63,224	-	650,363
Purchased power	744,153	9,457	(21,100)	732,510
Nuclear refueling outage expenses	19,867	22,394	-	42,261
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	394,535	175,689	(879)	569,345
Decommissioning	19,433	15,109	-	34,542
Taxes other than income taxes	83,436	14,736	-	98,173
Depreciation and amortization	203,265	15,956	-	219,221
Other regulatory charges (credits) - net	(5,067)	-	-	(5,067)
Total	2,046,761	316,565	(21,979)	2,341,348

OPERATING INCOME	201,660	109,295	115	311,069

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	16,322	-	-	16,322
Interest and dividend income	33,776	24,592	(23,511)	34,857
Equity in earnings (loss) of unconsolidated equity affiliates	(13,692)	(7,336)	-	(21,028)
Miscellaneous - net	(5,475)	15,240	(115)	9,650
Total	30,931	32,496	(23,626)	39,801

INTEREST AND OTHER CHARGES
Interest on long-term debt	113,868	2,317	-	116,185
Other interest - net	28,702	16,004	(23,497)	21,208
Allowance for borrowed funds used during construction	(9,587)	-	-	(9,587)
Total	132,983	18,321	(23,497)	127,806

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	99,608	123,470	(14)	223,064

Income taxes	60,900	32,213	-	93,113

INCOME FROM CONTINUING OPERATIONS	38,708	91,257	(14)	129,951

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $ (17,995))	(33,508)	-	-	(33,508)

CONSOLIDATED NET INCOME	5,200	91,257	(14)	96,443

Preferred dividend requirements and other	5,355	869	(14)	6,210

EARNINGS APPLICABLE TO COMMON STOCK	$ (155)	$ 90,388	$ -	$ 90,233

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$0.16	$0.43		$0.59
DILUTED	$0.16	$0.43		$0.59
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.16)	$0.00		($0.16)
DILUTED	($0.16)	$0.00		($0.16)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.00)	$0.43		$0.43
DILUTED	($0.00)	$0.43		$0.43

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,495,740
DILUTED				211,267,191

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,890,376	$ -	$ (450)	$ 1,889,926
Natural gas	52,908	-	-	52,908
Competitive businesses	15,395	358,891	(13,891)	360,394
Total	1,958,679	358,891	(14,341)	2,303,228

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	594,717	49,110	-	643,827
Purchased power	383,915	11,951	(13,975)	381,890
Nuclear refueling outage expenses	18,101	23,887	-	41,988
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	457,124	184,325	(497)	640,952
Decommissioning	21,875	14,462	-	36,337
Taxes other than income taxes	81,447	13,631	-	95,078
Depreciation and amortization	222,036	10,151	-	232,188
Other regulatory charges (credits) - net	(33,601)	-	-	(33,601)
Total	1,745,614	362,517	(14,472)	2,093,659

OPERATING INCOME	213,065	(3,626)	131	209,569

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	11,010	-	-	11,010
Interest and dividend income	26,080	23,446	(14,866)	34,659
Equity in earnings (loss) of unconsolidated equity affiliates	(4)	(46,816)	-	(46,820)
Miscellaneous - net	(44)	(4,311)	(131)	(4,486)
Total	37,042	(27,681)	(14,997)	(5,637)

INTEREST AND OTHER CHARGES
Interest on long-term debt	110,413	3,810	-	114,224
Other interest - net	14,777	14,451	(14,812)	14,416
Allowance for borrowed funds used during construction	(7,222)	-	-	(7,222)
Total	117,968	18,261	(14,812)	121,418

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	132,139	(49,568)	(55)	82,514

Income taxes	41,805	(122,467)	-	(80,662)

INCOME FROM CONTINUING OPERATIONS	90,334	72,899	(55)	163,176

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $ (399))	(2,202)	-	-	(2,202)

CONSOLIDATED NET INCOME	88,132	72,899	(55)	160,974

Preferred dividend requirements and other	5,795	297	(55)	6,037

EARNINGS APPLICABLE TO COMMON STOCK	$ 82,337	$ 72,602	$ -	$ 154,937

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$0.38	$0.33		$0.71
DILUTED	$0.37	$0.32		$0.69
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.01)	$0.00		($0.01)
DILUTED	($0.01)	$0.00		($0.01)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.37	$0.33		$0.70
DILUTED	$0.36	$0.32		$0.68

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				221,650,353
DILUTED				226,218,648

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Income Statement
(Reflects Deconsolidation of Entergy New Orleans)
Three Months Ended December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,833,061	$ -	$ (450)	$ 1,832,611
Natural gas	14,180	-	-	14,180
Competitive businesses	15,395	358,891	(13,891)	360,394
Total	1,862,636	358,891	(14,341)	2,207,185

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	527,216	49,110	-	576,326
Purchased power	402,591	11,951	(13,975)	400,566
Nuclear refueling outage expenses	18,101	23,887	-	41,988
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	424,818	184,325	(497)	608,646
Decommissioning	21,875	14,462	-	36,337
Taxes other than income taxes	70,911	13,631	-	84,542
Depreciation and amortization	213,982	10,151	-	224,134
Other regulatory charges (credits) - net	(34,803)	-	-	(34,803)
Total	1,644,691	362,517	(14,472)	1,992,736

OPERATING INCOME	217,945	(3,626)	131	214,449

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	10,782	-	-	10,782
Interest and dividend income	25,974	23,446	(14,866)	34,553
Equity in earnings (loss) of unconsolidated equity affiliates	(4,795)	(46,816)	-	(51,611)
Miscellaneous - net	293	(4,311)	(131)	(4,149)
Total	32,254	(27,681)	(14,997)	(10,425)

INTEREST AND OTHER CHARGES
Interest on long-term debt	106,928	3,810	-	110,739
Other interest - net	14,979	14,451	(14,812)	14,618
Allowance for borrowed funds used during construction	(7,003)	-	-	(7,003)
Total	114,904	18,261	(14,812)	118,354

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	135,295	(49,568)	(55)	85,670

Income taxes	45,202	(122,467)	-	(77,265)

INCOME FROM CONTINUING OPERATIONS	90,093	72,899	(55)	162,935

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $ (399))	(2,202)	-	-	(2,202)

CONSOLIDATED NET INCOME	87,891	72,899	(55)	160,733

Preferred dividend requirements and other	5,554	297	(55)	5,796

EARNINGS APPLICABLE TO COMMON STOCK	$ 82,337	$ 72,602	$ -	$ 154,937

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$0.38	$0.33		$0.71
DILUTED	$0.37	$0.32		$0.69
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.01)	$0.00		($0.01)
DILUTED	($0.01)	$0.00		($0.01)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.37	$0.33		$0.70
DILUTED	$0.36	$0.32		$0.68

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				221,650,353
DILUTED				226,218,648

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Income Statement
(Reflects Deconsolidation of Entergy New Orleans)
Three Months Ended December 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 378,086	$ -	$ (816)	$ 377,270
Natural gas	11,751	-	-	11,751
Competitive businesses	(4,052)	66,969	(6,707)	56,211
Total	385,785	66,969	(7,523)	445,232

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	59,923	14,114	-	74,037
Purchased power	341,562	(2,494)	(7,125)	331,944
Nuclear refueling outage expenses	1,766	(1,493)	-	273
Provision for turbine commitments, asset impairments
and restructuring charges	-	(55,000)	-	(55,000)
Other operation and maintenance	(30,283)	(8,636)	(382)	(39,301)
Decommissioning	(2,442)	647	-	(1,795)
Taxes other than income taxes	12,525	1,105	-	13,631
Depreciation and amortization	(10,717)	5,805	-	(4,913)
Other regulatory charges (credits )- net	29,736	-	-	29,736
Total	402,070	(45,952)	(7,507)	348,612

OPERATING INCOME	(16,285)	112,921	(16)	96,620

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	5,540	-	-	5,540
Interest and dividend income	7,802	1,146	(8,645)	304
Equity in earnings (loss) of unconsolidated equity affiliates	(8,897)	39,480	-	30,583
Miscellaneous - net	(5,768)	19,551	16	13,799
Total	(1,323)	60,177	(8,629)	50,226

INTEREST AND OTHER CHARGES
Interest on long-term debt	6,940	(1,493)	-	5,447
Other interest - net	13,723	1,553	(8,685)	6,590
Allowance for borrowed funds used during construction	(2,584)	-	-	(2,584)
Total	18,079	60	(8,685)	9,453

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(35,687)	173,038	40	137,394

Income taxes	15,698	154,680	-	170,378

INCOME FROM CONTINUING OPERATIONS	(51,385)	18,358	40	(32,985)

LOSS FROM DISCONTINUED OPERATIONS (net of taxes)	(31,306)	-	-	(31,306)

CONSOLIDATED NET INCOME	(82,691)	18,358	40	(64,291)

Preferred dividend requirements and other	(199)	572	40	414

EARNINGS APPLICABLE TO COMMON STOCK	$ (82,492)	$ 17,786	$ -	$ (64,705)

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	($0.22)	$0.10		($0.12)
DILUTED	($0.22)	$0.11		($0.11)
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.15)	($0.00)		($0.15)
DILUTED	($0.15)	$0.00		($0.15)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.37)	$0.10		($0.27)
DILUTED	($0.36)	$0.11		($0.25)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 8,449,281	$ -	$ (2,452)	$ 8,446,830
Natural gas	77,660	-	-	77,660
Competitive businesses	46,003	1,613,280	(77,526)	1,581,757
Total	8,572,944	1,613,280	(79,978)	10,106,247

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,941,887	234,128	-	2,176,015
Purchased power	2,559,536	40,092	(78,382)	2,521,247
Nuclear refueling outage expenses	73,966	88,688	-	162,653
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	1,458,596	665,660	(2,051)	2,122,206
Decommissioning	83,910	59,212	-	143,121
Taxes other than income taxes	325,766	56,756	-	382,521
Depreciation and amortization	789,654	66,723	-	856,377
Other regulatory charges (credits) - net	(49,882)	-	-	(49,882)
Total	7,183,433	1,211,259	(80,433)	8,314,258

OPERATING INCOME	1,389,511	402,021	455	1,791,989

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	45,736	-	-	45,736
Interest and dividend income	125,237	95,520	(70,279)	150,479
Equity in earnings (loss) of unconsolidated equity affiliates	10,462	(9,477)	-	985
Miscellaneous - net	(19,030)	33,740	(456)	14,251
Total	162,405	119,783	(70,734)	211,451

INTEREST AND OTHER CHARGES
Interest on long-term debt	427,055	13,279	-	440,334
Other interest - net	79,612	55,259	(70,224)	64,646
Allowance for borrowed funds used during construction	(29,376)	-	-	(29,376)
Total	477,291	68,538	(70,224)	475,604

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,074,625	453,266	(55)	1,527,836

Income taxes	403,671	155,613	-	559,284

INCOME FROM CONTINUING OPERATIONS	670,954	297,653	(55)	968,552

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $ (24,051))	(44,794)	-	-	(44,794)

CONSOLIDATED NET INCOME	626,160	297,653	(55)	923,758

Preferred dividend requirements and other	22,007	3,475	(55)	25,427

EARNINGS APPLICABLE TO COMMON STOCK	$ 604,153	$ 294,178	$ -	$ 898,331

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$3.09	$1.40		$4.49
DILUTED	$3.03	$1.37		$4.40
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.21)	$0.00		($0.21)
DILUTED	($0.21)	$0.00		($0.21)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.87	$1.40		$4.27
DILUTED	$2.82	$1.37		$4.19

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				210,141,887
DILUTED				214,441,362

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Year to Date December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,934,312	$ -	$ (1,735)	$ 7,932,577
Natural gas	208,499	-	-	208,499
Competitive businesses	48,601	1,558,302	(62,458)	1,544,445
Total	8,191,412	1,558,302	(64,193)	9,685,521

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,272,610	215,598	-	2,488,208
Purchased power	1,716,848	48,132	(63,370)	1,701,610
Nuclear refueling outage expenses	66,824	99,248	-	166,072
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	1,578,842	690,957	(1,468)	2,268,332
Decommissioning	91,939	57,590	-	149,529
Taxes other than income taxes	348,376	55,260	-	403,635
Depreciation and amortization	828,445	65,130	-	893,574
Other regulatory charges (credits) - net	(90,611)	-	-	(90,611)
Total	6,813,273	1,286,915	(64,838)	8,035,349

OPERATING INCOME	1,378,139	271,387	645	1,650,172

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	39,582	-	-	39,582
Interest and dividend income	83,386	81,444	(55,195)	109,635
Equity in earnings (loss) of unconsolidated equity affiliates	(3)	(78,724)	-	(78,727)
Miscellaneous - net	25,460	30,695	(646)	55,509
Total	148,425	33,415	(55,841)	125,999

INTEREST AND OTHER CHARGES
Interest on long-term debt	447,510	15,874	-	463,384
Other interest - net	41,932	53,342	(55,141)	40,133
Allowance for borrowed funds used during construction	(25,741)	-	-	(25,741)
Total	463,701	69,216	(55,141)	477,776

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,062,863	235,586	(55)	1,298,395

Income taxes	378,526	(13,221)	-	365,305

INCOME FROM CONTINUING OPERATIONS	684,337	248,807	(55)	933,090

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $603)	(41)	-	-	(41)

CONSOLIDATED NET INCOME	684,296	248,807	(55)	933,049

Preferred dividend requirements and other	23,283	297	(55)	23,525

EARNINGS APPLICABLE TO COMMON STOCK	$ 661,013	$ 248,510	$ -	$ 909,524

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$2.91	$1.10		$4.01
DILUTED	$2.86	$1.07		$3.93
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.00)	$0.00		($0.00)
DILUTED	($0.00)	$0.00		($0.00)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.91	$1.10		$4.01
DILUTED	$2.86	$1.07		$3.93

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				226,863,758
DILUTED				231,193,686

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Income Statement
(Reflects Deconsolidation of Entergy New Orleans)
Year to Date December 31, 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,646,529	$ -	$ (1,735)	$ 7,644,794
Natural gas	61,088	-	-	61,088
Competitive businesses	48,601	1,558,302	(62,458)	1,544,445
Total	7,756,218	1,558,302	(64,193)	9,250,327

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,027,309	215,598	-	2,242,907
Purchased power	1,755,909	48,132	(63,370)	1,740,671
Nuclear refueling outage expenses	66,824	99,248	-	166,072
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	1,476,391	690,957	(1,468)	2,165,882
Decommissioning	91,939	57,590	-	149,529
Taxes other than income taxes	304,799	55,260	-	360,058
Depreciation and amortization	798,788	65,130	-	863,917
Other regulatory charges (credits) - net	(85,941)	-	-	(85,941)
Total	6,436,018	1,286,915	(64,838)	7,658,095

OPERATING INCOME	1,320,200	271,387	645	1,592,232

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	38,204	-	-	38,204
Interest and dividend income	82,990	81,444	(55,195)	109,239
Equity in earnings (loss) of unconsolidated equity affiliates	27,104	(78,724)	-	(51,620)
Miscellaneous - net	25,190	30,695	(646)	55,240
Total	173,488	33,415	(55,841)	151,063

INTEREST AND OTHER CHARGES
Interest on long-term debt	432,153	15,874	-	448,027
Other interest - net	41,003	53,342	(55,141)	39,204
Allowance for borrowed funds used during construction	(24,498)	-	-	(24,498)
Total	448,658	69,216	(55,141)	462,733

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,045,030	235,586	(55)	1,280,562

Income taxes	361,658	(13,221)	-	348,437

INCOME FROM CONTINUING OPERATIONS	683,372	248,807	(55)	932,125

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $603)	(41)	-	-	(41)

CONSOLIDATED NET INCOME	683,331	248,807	(55)	932,084

Preferred dividend requirements and other	22,318	297	(55)	22,560

EARNINGS APPLICABLE TO COMMON STOCK	$ 661,013	$ 248,510	$ -	$ 909,524

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$2.91	$1.10		$4.01
DILUTED	$2.86	$1.07		$3.93
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.00)	$0.00		($0.00)
DILUTED	($0.00)	$0.00		($0.00)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.91	$1.10		$4.01
DILUTED	$2.86	$1.07		$3.93

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				226,863,758
DILUTED				231,193,686

*Totals may not foot due to rounding.

Entergy Corporation

Pro Forma Consolidating Income Statement
(Reflects Deconsolidation of Entergy New Orleans)
Year to Date December 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 802,752	$ -	$ (717)	$ 802,036
Natural gas	16,572	-	-	16,572
Competitive businesses	(2,598)	54,978	(15,068)	37,312
Total	816,726	54,978	(15,785)	855,920

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(85,422)	18,530	-	(66,892)
Purchased power	803,627	(8,040)	(15,012)	780,576
Nuclear refueling outage expenses	7,142	(10,560)	-	(3,419)
Provision for turbine commitments, asset impairments
and restructuring charges	-	(55,000)	-	(55,000)
Other operation and maintenance	(17,795)	(25,297)	(583)	(43,676)
Decommissioning	(8,029)	1,622	-	(6,408)
Taxes other than income taxes	20,967	1,496	-	22,463
Depreciation and amortization	(9,134)	1,593	-	(7,540)
Other regulatory charges (credits) - net	36,059	-	-	36,059
Total	747,415	(75,656)	(15,595)	656,163

OPERATING INCOME	69,311	130,634	(190)	199,757

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	7,532	-	-	7,532
Interest and dividend income	42,247	14,076	(15,084)	41,240
Equity in earnings (loss) of unconsolidated equity affiliates	(16,642)	69,247	-	52,605
Miscellaneous - net	(44,220)	3,045	191	(40,988)
Total	(11,083)	86,368	(14,893)	60,388

INTEREST AND OTHER CHARGES
Interest on long-term debt	(5,098)	(2,595)	-	(7,693)
Other interest - net	38,609	1,917	(15,083)	25,442
Allowance for borrowed funds used during construction	(4,878)	-	-	(4,878)
Total	28,633	(678)	(15,083)	12,871

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	29,595	217,680	-	247,273

Income taxes	42,013	168,834	-	210,847

INCOME FROM CONTINUING OPERATIONS	(12,418)	48,846	-	36,426

LOSS FROM DISCONTINUED OPERATIONS (net of taxes)	(44,753)	-	-	(44,753)

CONSOLIDATED NET INCOME	(57,171)	48,846	-	(8,327)

Preferred dividend requirements and other	(311)	3,178	-	2,867

EARNINGS APPLICABLE TO COMMON STOCK	$ (56,860)	$ 45,668	$ -	$ (11,194)

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$0.17	$0.30		$0.48
DILUTED	$0.17	$0.30		$0.46
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.21)	$0.00		($0.21)
DILUTED	($0.21)	$0.00		($0.21)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.04)	$0.30		$0.26
DILUTED	($0.04)	$0.30		$0.26

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended December 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$96,443	$160,974	($64,531)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	3,179	27,974	(24,795)
Other regulatory credits - net	(5,067)	(33,601)	28,534
Depreciation, amortization, and decommissioning	254,455	269,316	(14,861)
Deferred income taxes and investment tax credits	422,516	128,822	293,694
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	21,027	549,950	(528,923)
Provision for turbine commitments, asset impairments and restructuring charges	39,767	55,000	(15,233)
Changes in working capital:
Receivables	308,576	132,516	176,060
Fuel inventory	(72,718)	3,940	(76,658)
Accounts payable	(205,454)	110,091	(315,545)
Taxes accrued	(359,118)	(239,686)	(119,432)
Interest accrued	(98)	(8,755)	8,657
Deferred fuel	30,640	33,202	(2,562)
Other working capital accounts	18,422	48,391	(29,969)
Provision for estimated losses and reserves	(9,459)	(3,120)	(6,339)
Changes in other regulatory assets	4,393	40,272	(35,879)
Other	(186,644)	(59,632)	(127,012)
Net cash flow provided by operating activities	360,860	1,215,654	(854,794)

INVESTING ACTIVITIES
Construction/capital expenditures	(580,921)	(465,798)	(115,123)
Allowance for equity funds used during construction	16,322	11,010	5,312
Nuclear fuel purchases	(53,827)	(86,088)	32,261
Proceeds from sale/leaseback of nuclear fuel	10,263	35,209	(24,946)
Proceeds from sale of assets and businesses	-	53,452	(53,452)
Investment in nonutility properties	-	13,712	(13,712)
Decrease (increase) in other investments	(9,793)	394,838	(404,631)
Purchase of other temporary investments	-	(1,025,600)	1,025,600
Liquidation of other temporary investments	-	884,150	(884,150)
Decommissioning trust contributions and realized change in trust assets	(20,430)	(23,811)	3,381
Other regulatory investments	(150,224)	8,965	(159,189)
Net cash flow used in investing activities	(788,610)	(199,961)	(588,649)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,763,594	2,212,918	(449,324)
Preferred stock	97,997	-	97,997
Common stock and treasury stock	(8,484)	29,892	(38,376)
Retirement of long-term debt	(1,322,297)	(2,338,078)	1,015,781
Repurchase of common stock	-	(601,727)	601,727
Changes in credit line borrowings - net	-	(110,079)	110,079
Dividends paid:
Common stock	(112,071)	(123,392)	11,321
Preferred stock	(6,385)	(6,037)	(348)
Net cash flow provided by (used in) financing activities	412,354	(936,503)	1,348,857

Effect of exchange rates on cash and cash equivalents	185	(745)	930

Net increase (decrease) in cash and cash equivalents	(15,211)	78,445	(93,656)

Cash and cash equivalents at beginning of period	598,031	541,341	56,690

Cash and cash equivalents at end of period	$582,820	$619,786	($36,966)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$109,223	$131,630	($22,407)
Income taxes	($2,917)	($4,561)	$1,644

Entergy Corporation

Pro Forma Consolidated Cash Flow Statement
(Reflects Deconsolidation of Entergy New Orleans)
Three Months Ended December 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$96,443	$160,733	($64,290)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	3,179	28,167	(24,988)
Other regulatory credits - net	(5,067)	(34,803)	29,736
Depreciation, amortization, and decommissioning	254,455	261,262	(6,807)
Deferred income taxes and investment tax credits	422,516	113,301	309,215
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	21,027	554,741	(533,714)
Provision for turbine commitments, asset impairments and restructuring charges	39,767	55,000	(15,233)
Changes in working capital:
Receivables	308,576	108,202	200,374
Fuel inventory	(72,718)	2,171	(74,889)
Accounts payable	(205,454)	107,241	(312,695)
Taxes accrued	(359,118)	(224,238)	(134,880)
Interest accrued	(98)	(11,076)	10,978
Deferred fuel	30,640	47,699	(17,059)
Other working capital accounts	18,422	39,251	(20,829)
Provision for estimated losses and reserves	(9,459)	(2,077)	(7,382)
Changes in other regulatory assets	4,393	39,662	(35,269)
Other	(186,644)	(52,465)	(134,179)
Net cash flow provided by operating activities	360,860	1,192,771	(831,911)

INVESTING ACTIVITIES
Construction/capital expenditures	(580,921)	(450,930)	(129,991)
Allowance for equity funds used during construction	16,322	10,782	5,540
Nuclear fuel purchases	(53,827)	(86,088)	32,261
Proceeds from sale/leaseback of nuclear fuel	10,263	35,209	(24,946)
Proceeds from sale of assets and businesses	-	53,452	(53,452)
Investment in nonutility properties	-	13,712	(13,712)
Decrease (increase) in other investments	(9,793)	394,838	(404,631)
Purchase of other temporary investments	-	(1,025,600)	1,025,600
Liquidation of other temporary investments	-	884,150	(884,150)
Decommissioning trust contributions and realized change in trust assets	(20,430)	(23,811)	3,381
Other regulatory investments	(150,224)	8,965	(159,189)
Net cash flow used in investing activities	(788,610)	(185,321)	(603,289)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,763,594	2,213,003	(449,409)
Preferred stock	97,997	-	97,997
Common stock and treasury stock	(8,484)	29,892	(38,376)
Retirement of long-term debt	(1,322,297)	(2,338,078)	1,015,781
Repurchase of common stock	-	(601,727)	601,727
Changes in credit line borrowings - net	-	(110,079)	110,079
Dividends paid:
Common stock	(112,071)	(123,392)	11,321
Preferred stock	(6,385)	(5,796)	(589)
Net cash flow provided by (used in) financing activities	412,354	(936,177)	1,348,531

Effect of exchange rates on cash and cash equivalents	185	(746)	931

Net increase (decrease) in cash and cash equivalents	(15,211)	70,527	(85,738)

Cash and cash equivalents at beginning of period	598,031	541,305	56,726

Cash and cash equivalents at end of period	$582,820	$611,832	($29,012)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$109,223	$132,035	($22,812)
Income taxes	($2,917)	($3,835)	$918

Entergy Corporation

Consolidated Cash Flow Statement
Year to Date December 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$923,758	$933,049	($9,291)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(82,033)	33,533	(115,566)
Other regulatory credits - net	(49,882)	(90,611)	40,729
Depreciation, amortization, and decommissioning	1,001,852	1,045,122	(43,270)
Deferred income taxes and investment tax credits	626,813	275,458	351,355
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	4,315	608,141	(603,826)
Provision for turbine commitments, asset impairments and restructuring charges	39,767	55,000	(15,233)
Changes in working capital:
Receivables	(367,351)	(210,419)	(156,932)
Fuel inventory	(83,125)	(16,769)	(66,356)
Accounts payable	303,194	95,306	207,888
Taxes accrued	(172,315)	75,055	(247,370)
Interest accrued	15,133	5,269	9,864
Deferred fuel	(236,801)	213,627	(450,428)
Other working capital accounts	(45,653)	41,008	(86,661)
Provision for estimated losses and reserves	(3,704)	(18,041)	14,337
Changes in other regulatory assets	(311,934)	48,626	(360,560)
Other	(94,226)	(164,035)	69,809
Net cash flow provided by operating activities	1,467,808	2,929,319	(1,461,511)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,458,086)	(1,410,610)	(47,476)
Allowance for equity funds used during construction	45,736	39,582	6,154
Nuclear fuel purchases	(314,414)	(238,170)	(76,244)
Proceeds from sale/leaseback of nuclear fuel	184,403	109,988	74,415
Proceeds from sale of assets and businesses	-	75,430	(75,430)
Payment for purchase of plant	(162,075)	-	(162,075)
Investment in nonutility properties	-	(6,420)	6,420
Decrease (increase) in other investments	9,905	383,498	(373,593)
Purchase of other temporary investments	(1,591,025)	(1,629,500)	38,475
Liquidation of other temporary investments	1,778,975	1,676,350	102,625
Decommissioning trust contributions and realized change in trust assets	(95,571)	(89,807)	(5,764)
Other regulatory investments	(390,456)	(53,566)	(336,890)
Net cash flow used in investing activities	(1,992,608)	(1,143,225)	(849,383)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,302,570	3,653,478	649,092
Preferred stock	127,995	-	127,995
Common stock and treasury stock	106,068	170,237	(64,169)
Retirement of long-term debt	(2,689,206)	(4,022,548)	1,333,342
Repurchase of common stock	(878,188)	(1,017,996)	139,808
Redemption of preferred stock	(33,719)	(3,450)	(30,269)
Changes in credit line borrowings - net	39,850	(154)	40,004
Dividends paid:
Common stock	(453,508)	(427,901)	(25,607)
Preferred stock	(25,472)	(23,525)	(1,947)
Net cash flow provided by (used in) financing activities	496,390	(1,671,859)	2,168,249

Effect of exchange rates on cash and cash equivalents	(602)	(1,882)	1,280

Net increase (decrease) in cash and cash equivalents	(29,012)	112,353	(141,365)

Cash and cash equivalents at beginning of period	611,832	507,433	104,399

Cash and cash equivalents at end of period	$582,820	$619,786	($36,966)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$441,279	$477,768	($36,489)
Income taxes	$116,072	$28,241	$87,831

Entergy Corporation

Pro Forma Consolidated Cash Flow Statement
(Reflects Deconsolidation of Entergy New Orleans)
Year to Date December 31, 2005 vs. 2004
(Dollars in thousands)
(Unaudited)

	2005	2004	Variance

OPERATING ACTIVITIES
Consolidated net income	$923,758	$932,084	($8,326)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(82,033)	40,896	(122,929)
Other regulatory credits - net	(49,882)	(85,941)	36,059
Depreciation, amortization, and decommissioning	1,001,852	1,015,465	(13,613)
Deferred income taxes and investment tax credits	626,813	235,676	391,137
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	4,315	586,234	(581,919)
Provision for turbine commitments, asset impairments and restructuring charges	39,767	55,000	(15,233)
Changes in working capital:
Receivables	(367,351)	(202,662)	(164,689)
Fuel inventory	(83,125)	(18,168)	(64,957)
Accounts payable	303,194	81,401	221,793
Taxes accrued	(172,315)	88,111	(260,426)
Interest accrued	15,133	6,724	8,409
Deferred fuel	(236,801)	218,906	(455,707)
Other working capital accounts	(45,653)	38,885	(84,538)
Provision for estimated losses and reserves	(3,704)	(16,178)	12,474
Changes in other regulatory assets	(311,934)	54,006	(365,940)
Other	(94,226)	(159,496)	65,270
Net cash flow provided by operating activities	1,467,808	2,870,943	(1,403,135)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,458,086)	(1,359,346)	(98,740)
Allowance for equity funds used during construction	45,736	38,204	7,532
Nuclear fuel purchases	(314,414)	(238,170)	(76,244)
Proceeds from sale/leaseback of nuclear fuel	184,403	109,988	74,415
Proceeds from sale of assets and businesses	-	75,430	(75,430)
Payment for purchase of plant	(162,075)	-	(162,075)
Investment in nonutility properties	-	(6,420)	6,420
Decrease (increase) in other investments	9,905	383,498	(373,593)
Purchase of other temporary investments	(1,591,025)	(1,629,500)	38,475
Liquidation of other temporary investments	1,778,975	1,675,744	103,231
Decommissioning trust contributions and realized change in trust assets	(95,571)	(89,807)	(5,764)
Other regulatory investments	(390,456)	(53,566)	(336,890)
Net cash flow used in investing activities	(1,992,608)	(1,093,945)	(898,663)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,302,570	3,580,838	721,732
Preferred stock	127,995	-	127,995
Common stock and treasury stock	106,068	170,237	(64,169)
Retirement of long-term debt	(2,689,206)	(3,945,061)	1,255,855
Repurchase of common stock	(878,188)	(1,017,996)	139,808
Redemption of preferred stock	(33,719)	(3,450)	(30,269)
Changes in credit line borrowings - net	39,850	(154)	40,004
Dividends paid:
Common stock	(453,508)	(427,901)	(25,607)
Preferred stock	(25,472)	(22,560)	(2,912)
Net cash flow provided by (used in) financing activities	496,390	(1,666,047)	2,162,437

Effect of exchange rates on cash and cash equivalents	(602)	(1,882)	1,280

Net increase (decrease) in cash and cash equivalents	(29,012)	109,069	(138,081)

Cash and cash equivalents at beginning of period	611,832	502,763	109,069

Cash and cash equivalents at end of period	$582,820	$611,832	($29,012)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$441,279	$461,596	($20,317)
Income taxes	$116,072	$33,977	$82,095